Filed Pursuant to Rule 424(b)(3)

Registration No. 333-224495

PRICING SUPPLEMENT NO. 2013—CMTNH0176/A/8± DATED APRIL 6, 2020
(TO PROSPECTUS SUPPLEMENT DATED JULY 11, 2019 AND PROSPECTUS DATED JUNE 27, 2019)
MEDIUM-TERM SENIOR NOTES, SERIES H

CITIGROUP INC.

$85,875,000† C-Tracks Exchange-Traded Notes
Based on the Performance of the Miller/Howard MLP Fundamental Index Due September 28, 2023

The C-Tracks Exchange-Traded Notes Based on the Performance of the Miller/Howard MLP Fundamental Index (the “Index”), which we refer to as the C-Tracks, are unsecured senior debt securities issued by Citigroup Inc. The C-Tracks are designed for investors who seek exposure to the performance of the Index and any distributions that may be paid on the securities included in the Index, reduced by an accrued investor fee, as described below. Accordingly, the C-Tracks offer the potential for variable quarterly coupon payments and a payment at maturity or early redemption that may be greater than, equal to or less than the stated principal amount of the C-Tracks depending on the performance of the Index and certain other factors that may impact the value of the C-Tracks, as described below and under “Risk Factors Relating to the C-Tracks” in this pricing supplement. In order to obtain exposure to the performance of the Index that the C-Tracks provide, investors in the C-Tracks must be willing to accept the risks that (i) you may lose some or all of your investment, (ii) beginning September 25, 2014, we may redeem the C-Tracks at any time for an amount based on the value of the C-Tracks at that time and (iii) you may not receive any payment due under the C-Tracks if we default on our obligations. You will have the option to require us to redeem your C-Tracks at any time for an amount based on the value of the C-Tracks at that time, subject to a minimum redemption amount of 50,000 C-Tracks and the notice requirements described below. All payments on the C-Tracks are subject to the credit risk of Citigroup Inc.

Key Terms

Issuer:	Citigroup Inc.
Index:	The price return version of the Miller/Howard MLP Fundamental Index (Ticker: “MLPMP”). The Index is designed to measure the performance of 25 energy master limited partnerships (“MLPs”) selected quarterly by a methodology that is based upon certain quantitative fundamental factors of publicly traded MLPs, including distribution growth, estimated capital expenditures and distribution coverage. The Index sponsor is Miller/Howard Strategic Indexes, LLC. We refer to the MLPs included in the Index as “Index constituents.” For additional information, see “Description of the Index” in this pricing supplement.
Stated principal amount:	$25.00 per C-Track
CUSIP / ISIN:	17321F201 / US17321F2011
Listing:	The C-Tracks have been listed on NYSE Arca under the ticker symbol “MLPC.” To the extent that an active secondary market in the C-Tracks exists, we expect that investors will purchase and sell the C-Tracks primarily in this secondary market. We are not obligated to maintain the listing of the C-Tracks for the term of the C-Tracks. There can be no assurance that an active secondary market will exist at any time.
Inception date:	September 25, 2013
Original issue date:	September 30, 2013
Maturity date:	September 28, 2023, unless earlier redeemed at your or our option, as described below
Payment at maturity:	Unless earlier redeemed, for each $25.00 stated principal amount C-Track you then hold, you will receive a cash payment at maturity equal to the closing indicative value of the C-Tracks on the final valuation period end date. The closing indicative value on the final valuation period end date will be adjusted down by any final coupon amount otherwise due at maturity.
Closing indicative value:	For any calendar day, (i) the C-Tracks current value on that day, plus (ii) the accrued distribution amount on that day, minus (iii) the accrued investor fee on that day. The closing indicative value is not the closing price or any other trading price of the C-Tracks in the secondary market, and the trading price of the C-Tracks at any time may vary significantly from this value. On April 1, 2020, the closing indicative value is $4.73 per $25.00 stated principal amount C-Track.
Coupon payment:	On each quarterly coupon payment date, an amount in cash equal to the coupon amount, if any. As further described herein, the coupon amount will equal the accrued distribution amount, which is based on the ordinary cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period, reduced by the accrued investor fee. See “Hypothetical Payments on the C-Tracks” for examples of your potential coupon payments. Any special distributions will be reinvested in the applicable Index constituent. See “Description of the Index—Adjustments and Modifications.”
Final valuation period:	The consecutive observation day period commencing on, and including, the final valuation period start date and ending on, and including, the final valuation period end date
Final valuation period start date:	September 21, 2023, subject to postponement for non-observation days
Final valuation period end date:	September 25, 2023, subject to postponement for non-observation days

Investing in the C-Tracks involves significant risks. See “Risk Factors Relating to the C-Tracks” beginning on page PS-4.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the C-Tracks or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense. The C-Tracks are not deposits or savings accounts but are unsecured debt obligations of Citigroup Inc. The C-Tracks are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

± This amended and restated pricing supplement amends and restates and supersedes Pricing Supplement No. 2013—CMTNH0176 dated September 25, 2013, Pricing Supplement No. 2013—CMTNH0176/A/1 dated December 10, 2013, Pricing Supplement No. 2013—CMTNH0176/A/2 dated June 16, 2015, Pricing Supplement No. 2013—CMTNH0176/A/3 dated August 8, 2016, Pricing Supplement No. 2013—CMTNH0176/A/4 dated November 7, 2016, Pricing Supplement No. 2013—CMTNH0176/A/5 dated December 30, 2016, Pricing Supplement No. 2013—CMTNH0176/A/6 dated April 7, 2017 and Pricing Supplement No. 2013—CMTNH0176/A/7 dated August 4, 2017. We refer to this amended and restated pricing supplement as the “pricing supplement”.

† Reflects the aggregate stated principal amount of C-Tracks issued and outstanding as of April 1, 2020, which includes $14,930,425 in stated principal amount of C-Tracks (597,217 C-Tracks) outstanding and held by the public and $70,944,575 in stated principal amount of C-Tracks (2,837,783 C-Tracks) outstanding and held by our affiliate Citigroup Global Markets Inc. (“CGMI”).

We announced on June 15, 2015 that we do not intend to issue any additional C-Tracks. However, Citigroup Global Markets Inc. may continue to sell any C-Tracks that it now holds or in the future may acquire, or it may decide to discontinue additional sales of C-Tracks at any time. See “Risk Factors Relating to the C-Tracks— Risks Relating to the C-Tracks Generally—We do not intend to issue any additional C-Tracks, and CGMI may stop selling C-Tracks at any time, which may cause the C-Tracks to trade at a significant premium, which could be reduced or eliminated at any time.” These include C-Tracks issued by us prior to June 15, 2015 and not yet sold to the public as well as C-Tracks previously issued by us that CGMI may repurchase from the public from time to time. The market value of the C-Tracks may be influenced by, among other things, supply and demand for the C-Tracks. It is possible that the discontinuance of further issuances of the C-Tracks by us and/or CGMI’s cessation of additional sales of C-Tracks may influence the market value of the C-Tracks. Due to market supply and demand, the price of the C-Tracks may trade at a premium above their closing or intraday indicative value. Any such premium may subsequently decrease at any time and for any reason, resulting in financial loss to sellers who paid this premium. Investors should always consult their financial advisors before purchasing or selling the C-Tracks, especially C-Tracks with premium characteristics. Our discontinuance of further issuances of C-Tracks does not affect the terms of the outstanding C-Tracks, including the right of investors to require us to redeem the C-Tracks on the terms, and subject to the limitations, described in this pricing supplement, and our right to redeem the C-Tracks at a price based on their closing indicative value in the circumstances and at the times described in this pricing supplement.

CGMI may sell additional C-Tracks to affiliated or unaffiliated dealers and to investors at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will not pay any commissions or underwriting fees to CGMI or to any other affiliated or unaffiliated dealers. With respect to each C-Track sold to investors, CGMI and other affiliates of ours will be entitled to receive the accrued investor fee and any redemption charge. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the C-Tracks declines.

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C-Tracks current value:

Set to $25.00 on the inception date.

•      For each calendar day thereafter prior to the final valuation period or the issuer redemption valuation period, as applicable, the C-Tracks current value on the immediately preceding calendar day multiplied by the daily return factor on the current calendar day; and

•      For each calendar day during the final valuation period or issuer redemption valuation period, as applicable, the sum of (a) the index exposure and (b) the notional cash amount.

If the C-Tracks undergo any subsequent split or reverse split, the C-Tracks current value will be adjusted accordingly.

Daily return factor:	For any calendar day, the closing level of the Index on that day, divided by the closing level of the Index on the immediately preceding calendar day. The closing level of the Index on any day that is not a trading day will be deemed to be the same as on the immediately preceding trading day and, during the final valuation period or issuer redemption valuation period, as applicable, the closing level of the Index on any trading day that is not an observation day will be deemed to be the same as on the immediately preceding observation day.
Index exposure:	For each observation day during the final valuation period or the issuer redemption valuation period, as applicable, the product of (i) the index exposure on the immediately preceding observation day (or, in the case of the final valuation period start date or issuer redemption valuation period start date, as applicable, the C-Tracks current value on the immediately preceding observation day) multiplied by the daily return factor on the current observation day and (ii) a fraction equal to (a) the number of scheduled observation days left in the final valuation period or issuer redemption valuation period, as applicable, excluding the current observation day divided by (b) the number of scheduled observation days left in the final valuation period or issuer redemption valuation period, as applicable, including the current observation day. The index exposure on any day that is not an observation day will be deemed to be the same as on the immediately preceding observation day.
Notional cash amount:

For each observation day during the final valuation period or the issuer redemption valuation period, as applicable, the sum of (i) the notional cash amount on the immediately preceding observation day (or, in the case of the final valuation period start date or issuer redemption valuation period start date, as applicable, $0.00) and (ii) the index exposure on the immediately preceding observation day (or, in the case of the final valuation period start date or issuer redemption valuation period start date, as applicable, the C-Tracks current value on the immediately preceding observation day) multiplied by the daily return factor on the current observation day divided by the number of scheduled observation days left in the final valuation period or issuer redemption valuation period, as applicable, including the current observation day. The notional cash amount on any day that is not an observation day will be deemed to be the same as on the immediately preceding observation day.

Accrued investor fee:

Set to $0.00 on the inception date. For each calendar day thereafter, (i) the accrued investor fee on the immediately preceding calendar day, plus (ii) (a) 0.95% multiplied by (b) the closing indicative value on the immediately preceding calendar day divided by 365, minus (iii) the coupon fee adjustment amount on the current calendar day. If the C-Tracks undergo any subsequent split or reverse split, the accrued investor fee will be adjusted accordingly.

Because the accrued investor fee reduces the amount of your return at maturity or upon redemption, and in addition the redemption charge reduces the amount of your return upon early redemption at your option, the level of the Index will need to increase significantly in order for you to receive at least the amount of your initial investment at maturity or upon redemption. If the increase in the level of the Index is insufficient to offset the negative effect of the accrued investor fee (and, in the case of early redemption at your option, the redemption charge), or if the level of the Index decreases, you will receive less than your initial investment at maturity or upon redemption.

Coupon amount:	For any coupon determination date, the greater of (i) zero and (ii) the accrued distribution amount minus the accrued investor fee, each calculated as of that coupon determination date. If on any coupon determination date the accrued distribution amount is less than the accrued investor fee, you will not receive any coupon payment on the related coupon payment date.
Accrued distribution amount:

Set to $0.00 on the inception date. For each calendar day thereafter,

•      prior to the final valuation period or the issuer redemption valuation period, (i) the accrued distribution amount on the immediately preceding calendar day, plus (ii) the index distribution divided by the index factor, each as of the current calendar day, minus (iii) the coupon distribution adjustment amount as of the current calendar day; and

•      during the final valuation period or the issuer redemption valuation period, as applicable, (i) the accrued distribution amount on the immediately preceding calendar day, plus (ii)(a) the index distribution multiplied by a fraction equal to the index exposure divided by the C-Tracks current value, each as of the immediately preceding calendar day divided by (b) the index factor as of the current calendar day, minus (iii) the coupon distribution adjustment amount as of the current calendar day.

If the C-Tracks undergo any subsequent split or reverse split, the index factor will be adjusted accordingly.

Index distribution:	For each calendar day, the sum of the products of (i) the value of ordinary cash distributions of each of the Index constituents, net of any dividend withholding tax, that a hypothetical holder of one unit of each Index constituent on such calendar day would have been entitled to receive in respect of that Index constituent for those ordinary cash distributions whose “ex-dividend” date occurs on such calendar day and (ii) the number of units represented by each Index constituent’s applicable weight in the Index. Any special distributions of an Index constituent will not be included in the index distribution and will instead be reinvested in that Index constituent. See “Description of the Index—Adjustments and Modifications.”

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Index factor:

Initially 4.00360, which equals the closing level of the Index on the inception date divided by $25.00 and which we refer to as the “initial index factor.” The index factor will be reset on each coupon determination date and will equal the greater of (i) the initial index factor and (ii) the closing level of the Index divided by the closing indicative value, each calculated as of that coupon determination date.

If the C-Tracks undergo any subsequent split or reverse split, the index factor will be adjusted accordingly.

Coupon determination dates:	Calculation of coupon amounts will occur on the 25th day of each March, June, September and December, beginning December 25, 2013 and ending on the final valuation period end date or issuer redemption period end date, as applicable, subject to postponement for non-business days and, in the case of the coupon determination date that is on the final valuation period end date or issuer redemption period end date, as applicable, non-observation days
Coupon payment dates:	For any coupon determination date, the fifth business day after such date, except that the coupon payment date for the final valuation period end date or the issuer redemption valuation period end date, as applicable, will be the maturity date or the redemption date, as applicable
Coupon record dates:	Each coupon payment will be made to the holders of record of the C-Tracks as of the business day immediately prior to the coupon payment date (each, a “coupon record date”), except that any final coupon payment for the maturity date or, in the event of a redemption at our option, the redemption date, will be payable to persons who receive the payment of the closing indicative value at maturity or early redemption at our option, as applicable.
Coupon ex-dates:	For any coupon record date other than the final valuation period end date or issuer redemption period end date, as applicable, the second scheduled trading day immediately preceding that coupon record date.
Coupon distribution adjustment amount:

For any calendar day that is not a coupon ex-date: $0.00

For any calendar day that is a coupon ex-date: the accrued distribution amount as of the close of the immediately preceding coupon determination date

Coupon fee adjustment amount:

For any calendar day that is not a coupon ex-date: $0.00

For any calendar day that is a coupon ex-date: (i) if the coupon amount as calculated on the most recent coupon determination date is greater than zero, the accrued investor fee as of the immediately preceding coupon determination date and (ii) if the coupon amount in respect of such coupon ex-date is zero, the coupon distribution adjustment amount as of that coupon ex-date

Business day:	A day, as determined by the C-Tracks calculation agent, that is not a Saturday, a Sunday or a day on which the banking institutions or trust companies in the City of New York are closed
Trading day:	A day, as determined by the C-Tracks calculation agent, on which (i) the level of the Index is calculated and published and (ii) trading is generally conducted on the New York Stock Exchange (including NYSE Arca and NYSE Amex), NASDAQ Global Select Market, NASDAQ Select Market and NASDAQ Capital Market
Observation day:	Each trading day on which no market disruption event has occurred or is continuing
Closing level of the Index:	The closing level of the Index published by the Index calculation agent at the regular weekday close of trading on any trading day, calculated as described under “Description of the Index.” The closing level of the Index on any day that is not a trading day will be deemed to be the same as on the immediately preceding trading day.
Early redemption at your option:	Subject to the notification and minimum redemption requirements set forth herein, you may submit your C-Tracks for redemption on any redemption date during the term of the C-Tracks. If you submit your C-Tracks for redemption, you will receive a cash payment per C-Track equal to the closing indicative value of the C-Tracks on the valuation date following the business day on which we receive an investor’s notice of redemption by 4:00 p.m., New York City time, minus the redemption charge of 0.10%. You must submit for redemption at least 50,000 C-Tracks at one time to exercise your redemption right on any holder redemption date.
Redemption charge:	A one-time charge imposed upon early redemption at your option, equal to 0.10%, multiplied by the closing indicative value on the applicable valuation date
Redemption date:	In the case of redemption at your option, the third business day following any applicable valuation date. The final redemption date will be the third business day following the valuation date that is on the final valuation period end date or issuer redemption valuation period end date, as applicable. In the case of a redemption at our option, the seventh business day immediately following the issuer redemption valuation period start date
Valuation date:	Each trading day from, and including, the inception date up to, and including, the final valuation period end date or issuer redemption valuation period end date, as applicable, subject to postponement for market disruption events
Early redemption at our option:	Beginning September 25, 2014, we may call the C-Tracks for redemption, in whole and not in part on any redemption date during the term of the C-Tracks. If we redeem the C-Tracks, you will receive on the applicable redemption date a cash payment per C-Track equal to the closing indicative value of the C-Tracks on the issuer redemption valuation period end date. The closing indicative value on the issuer redemption valuation period end date will be adjusted down by any final coupon amount otherwise due on the applicable redemption date.
Issuer redemption valuation period:	The consecutive observation day period commencing on, and including, the issuer redemption valuation period start date and ending on, and including, the issuer redemption valuation period end date
Issuer redemption valuation period start date:	The first observation day of the issuer redemption valuation period as specified in the issuer redemption notice, subject to postponement for non-observation days
Issuer redemption valuation period end date:	The earlier of (a) the scheduled observation day as specified in the issuer redemption notice, (b) the fifth observation day during the period commencing on, and including, the issuer redemption valuation period start date and (c) the sixth business day immediately following the issuer redemption valuation period start date
C-Tracks calculation agent:	Citigroup Global Markets Inc. (“CGMI”)
Index calculation agent:	Chicago Board Options Exchange® (“CBOE®”)

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Index sponsor:	Miller/Howard Strategic Indexes, LLC

On August 9, 2016, Citigroup Global Markets Holdings Inc., our wholly owned subsidiary, announced its intention to offer a series of exchange-traded notes titled the C-Tracks ETNs on the Miller/Howard MLP Fundamental Index, Series B, Due July 13, 2026. We refer to these notes as the “CGMHI C-Tracks”. All payments due on the CGMHI C-Tracks are fully and unconditionally guaranteed by Citigroup Inc. The C-Tracks offered by this pricing supplement track the same Index as the CGMHI C-Tracks, have similar terms and are designed to provide similar economic exposure as the CGMHI C-Tracks. However, the C-Tracks offered by this pricing supplement are not fungible with the CGMHI C-Tracks and differ from the CGMHI C-Tracks in a number of ways, including the following:

•	The C-Tracks offered by this pricing supplement have a higher accrued investor fee rate than the CGMHI C-Tracks.

•	The C-Tracks offered by this pricing supplement have a higher minimum number of C-Tracks that must be submitted for an investor to exercise its redemption right.

•	The issuer of the C-Tracks offered by this pricing supplement is different from the issuer of the CGMHI C-Tracks.

•	Citigroup Inc. announced that, as of June 15, 2015, it does not intend to issue any additional C-Tracks (although CGMI may sell any C-Tracks issued prior to that date that it then held or later acquired from the public, although it may discontinue such sales for any reason at any time). See “Risk Factors Relating to the C-Tracks— Risks Relating to the C-Tracks Generally—We do not intend to issue any additional C-Tracks, and CGMI may stop selling C-Tracks at any time, which may cause the C-Tracks to trade at a significant premium, which could be reduced or eliminated at any time.” Although Citigroup Global Markets Holdings Inc. is not obligated to issue any additional CGMHI C-Tracks at any time, it currently anticipates that it may issue further CGMHI C-Tracks from time to time if market demand warrants.

•	The C-Tracks offered by this pricing supplement were issued on different dates than the CGMHI C-Tracks were and have a different maturity date, different coupon determination dates and a different date of first possible redemption than the CGMHI C-Tracks.

•	The C-Tracks offered by this pricing supplement have a different closing indicative value than the CGMHI C-Tracks and, accordingly, the amount of exposure to the Index represented by each C-Track offered by this pricing supplement will be different than the amount of exposure to the Index represented by each CGMHI C-Track.

Investors in the C-Tracks offered by this pricing supplement should understand that the trading of the CGMHI C-Tracks at the same time as the trading of the C-Tracks offered by this pricing supplement may have the effect of dividing liquidity and demand between the two instruments, thereby decreasing the liquidity and demand for the C-Tracks offered by this pricing supplement that otherwise would have existed if only these C-Tracks were traded. Because the CGMHI C-Tracks offer a lower accrued investor fee rate than the C-Tracks offered by this pricing supplement and have a lower minimum number of C-Tracks that must be submitted for a holder to exercise its redemption right, it is possible that liquidity may migrate to the CGMHI C-Tracks, resulting in decreased liquidity and demand for the C-Tracks offered by this pricing supplement. This decreased liquidity and demand could cause the trading price of the C-Tracks to diverge from the closing or intraday indicative value and to be less than it would be in the absence of the CGMHI C-Tracks.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

SUMMARY DESCRIPTIONS OF THE CLOSING INDICATIVE VALUE

AND INTRADAY INDICATIVE VALUE OF THE C-TRACKS

Any payment that we make to you in redemption of your C-Tracks—whether upon early redemption at your or our option or at maturity—will be based on the closing indicative value of the C-Tracks on a particular day. Although any such payment to you will be based solely on the closing indicative value of the C-Tracks on a single day, we have arranged for the current closing indicative value of the C-Tracks to be published on each trading day during the term of the C-Tracks, and we have also arranged for the intraday indicative value of the C-Tracks to be published every 15 seconds during each trading day. We expect that these current values will provide important information to investors seeking to buy or sell the C-Tracks during their term because these values are intended to approximate the intrinsic economic value of one C-Track as of a particular point in time—at the close of trading, in the case of the closing indicative value, and every 15 seconds during the trading day, in the case of the intraday indicative value. The closing indicative value and intraday indicative value are explained in more detail below.

It is important to understand that the closing indicative value and intraday indicative value are not the same as the price at which an investor may buy or sell the C-Tracks on the NYSE Arca. The price at which an investor may buy or sell the C-Tracks will depend on market forces and the availability of willing buyers and sellers and may, therefore, differ from the closing indicative value or intraday indicative value at any time.

Index level calculation

To understand what the closing indicative value and intraday indicative value of the C-Tracks represent, it is helpful first to understand what the closing level and intraday level of the Index represent. This is because the closing indicative value of the C-Tracks will fluctuate over time based on fluctuations in the closing level of the Index, and the intraday indicative value of the C-Tracks will fluctuate within a trading day based on fluctuations in the intraday level of the Index within the trading day, in each case as increased by the accrued distribution amount and as reduced by the accrued investor fee, as described in more detail below.

The level of the Index at any time represents the value of a hypothetical basket made up of shares of the MLPs that are then included in the Index. Pursuant to the Index rules, the number of shares of each MLP in that basket is determined once each quarter in a manner designed to cause each MLP to represent a particular target weighting in the overall value of that basket on the quarterly rebalancing dates.

To take a simplified example, suppose that there were two MLPs in the Index—MLP A and MLP B—and that each MLP has the number of shares in the Index and closing price indicated below:

MLP	Number of Shares in the Index	Closing Price per Share	Total Value of the Shares of Each MLP in the Index
MLP A	6	$10	6 shares × $10 per share = $60
MLP B	2	$20	2 shares × $20 per share = $40
	Index closing level:		$60 + $40 = 100

In this example, the Index closing level of 100 represents the total value of the MLP shares then included in the Index based on the closing price of each MLP’s shares on that day. If each MLP in the Index were subsequently to depreciate by 10% from the closing price indicated in the table above, the level of the Index would also depreciate by 10%, as illustrated in the table below:

MLP	Number of Shares in the Index	Closing Price per Share	Total Value of the Shares of Each MLP in the Index
MLP A	6	$9	6 shares × $9 per share = $54
MLP B	2	$18	2 shares × $18 per share = $36
	Index closing level:		$54 + $36 = 90

The examples above are simplified illustrations that are designed to illustrate certain principles about how the Index works. As such, they do not reflect the actual number of MLPs included in the Index or the actual number of shares of any MLP included in the Index at any time, nor do they reflect the process by which one hypothetical

MLP basket would gradually be rebalanced into another during a quarterly rebalancing period. Nevertheless, these examples illustrate the important points that the Index level at any time represents the value of a hypothetical basket of MLP shares at that time, and that changes in the Index level over time are driven by changes in the values of those MLP shares. The closing level of the Index represents the value of those MLP shares based on their closing prices on a particular day, and the intraday level of the Index represents the value of those MLP shares based on their intraday trading prices at a particular time.

C-Tracks valuation

•	Closing indicative value. The closing indicative value of the C-Tracks is determined once on each trading day as of the close of the regular trading session on the NYSE Arca. The closing indicative value approximates the intrinsic economic value of the C-Tracks based on the closing level of the Index on the current trading day. We say that the closing indicative value on any trading day prior to the final valuation period or an issuer redemption valuation period approximates the intrinsic economic value of the C-Tracks as of the close of trading on that trading day in part because, if that trading day were the valuation date for a redemption at the investor’s option, the closing indicative value on that trading day is the amount the investor would be entitled to receive in redemption of the C-Tracks (less the redemption fee).

At any time prior to the final valuation period or an issuer redemption valuation period, the closing indicative value of each C-Track represents the value of a hypothetical basket of MLPs consisting of the MLPs that make up the Index at that time, where the number of shares of each MLP in that basket is based on the same proportionate target weightings as the number of shares in the hypothetical basket then tracked by the Index. In that respect, what the closing indicative value of the C-Tracks represents is similar to what the closing level of the Index represents. However, it is different in two ways:

o	The closing indicative value is measured on a different scale than the Index level—in other words, the closing indicative value of the C-Tracks on the inception date was $25.00, whereas the Index level on its start date was 100. As a result of this difference in scaling, the number of shares of each MLP in the hypothetical basket tracked by each C-Track is different from the number of shares of each MLP in the hypothetical basket tracked by the Index. However, the proportions of the MLP shares in those two baskets are the same, and changes in the values of those MLP shares will have the same proportional effects on the closing indicative value and on the level of the Index, except as described in the next bullet.

o	The closing indicative value reflects the value of the MLPs that make up the hypothetical basket tracked by the C-Tracks, but is then increased by accrued ordinary cash distributions on those MLPs, as reflected in the accrued distribution amount, and decreased by the accrued investor fee.

•	Accrued distribution amount. The accrued distribution amount at any time represents the value of the ordinary cash distributions declared by the MLPs in the hypothetical basket tracked by each C-Track, net of any dividend withholding tax, for which the ex-dividend date has occurred since the most recent coupon determination date (or since the inception date, for the period prior to the first coupon determination date). The accrued distribution amount represents the amount of those ordinary cash distributions that a hypothetical holder of the MLP shares in that hypothetical basket would be entitled to receive, net of any dividend withholding tax. The accrued distribution amount is included in the closing indicative value because the holder of a C-Track will be entitled to receive that amount on the next coupon payment date, to the extent it exceeds the accrued investor fee. Because the accrued distribution amount will be paid to investors on each coupon payment date (to the extent it exceeds the accrued investor fee), the accrued distribution amount will be reset to zero on each coupon ex-date.

•	Accrued investor fee. The accrued investor fee is deducted at a rate of 0.95% per annum based on each day’s closing indicative value. The accrued investor fee is paid on each coupon payment date by way of deduction from the accrued distribution amount, and it is therefore reset to zero on each coupon ex-date. However, if the accrued investor fee exceeds the accrued distribution amount on any coupon determination date, the accrued investor fee will not be reset to zero and, instead, the excess will be carried forward and will continue to accrue.

During the final valuation period or issuer redemption valuation period, the closing indicative value will be determined in the same manner described above, but based on declining exposure to the Index over the course of that period. In other words, on each observation day over the course of the applicable valuation period, a portion of each C-Track’s value will be converted into cash exposure (and thereby crystallized) based on the level of the Index on that day, and on each subsequent observation day a progressively smaller portion of the C-Track’s value will be exposed to changes in the Index on that day and a progressively greater amount will be converted into fixed cash exposure, until at the end of the valuation period the full amount of the C-Track’s exposure has been converted into fixed cash exposure. The cumulative amount of that fixed cash exposure is the closing indicative value on the final valuation period end date or issuer redemption valuation period end date, as applicable.

•	Intraday indicative value. The intraday indicative value for the C-Tracks is similar to the closing indicative value, except that it is calculated every 15 seconds during a trading day and is based on the then-current intraday level of the Index rather than the closing level. Therefore, the intraday indicative value approximates the intrinsic economic value of the C-Tracks at each 15-second interval during the trading day.

For more information about the calculation of the closing indicative value and intraday indicative value of the C-Tracks, see “Valuation of the C-Tracks” and “Description of the C-Tracks” in this pricing supplement. For more information about the calculation of the level of the Index, see “Description of the Index” in this pricing supplement.

RISK FACTORS RELATING TO THE C-TRACKS

Risks Relating to the C-Tracks Generally

You may lose some or all of your investment in the C-Tracks.

Unlike conventional debt securities, the C-Tracks do not provide for the repayment of a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the closing indicative value of the C-Tracks on the final valuation period end date, as reduced by any final coupon amount due at maturity, and your payment upon earlier redemption will depend on the closing indicative value of the C-Tracks on the issuer redemption valuation period end date or other applicable valuation date, as applicable. In the event of an early redemption at your option, the applicable closing indicative value will also be reduced by a redemption charge. The closing indicative value of the C-Tracks will depend on the performance of the Index plus any accrued distribution amount minus any accrued investor fee. Because the accrued investor fee reduces the amount of your return at maturity or upon redemption, and in addition the redemption charge reduces the amount of your return upon early redemption at your option, the level of the Index will need to increase significantly in order for you to receive at least the amount of your initial investment at maturity or upon earlier redemption. If the increase in the level of the Index is insufficient to offset the negative effect of the accrued investor fee (and, in the case of early redemption at your option, the redemption charge), or if the level of the Index decreases, you will receive less than the amount of your initial investment at maturity or upon earlier redemption. You may lose up to all of your investment in the C-Tracks. You should not invest in the C-Tracks if you are unable or unwilling to the bear the risk of losing a significant portion or all of your investment in the C-Tracks.

The C-Tracks do not provide for regular, fixed interest payments, and you may not receive any coupon payment on one or more coupon payment dates.

Unlike conventional debt securities, the C-Tracks do not provide for regular, fixed interest payments. Instead, any interest payments you receive will depend on the accrued distribution amount minus the accrued investor fee on the relevant coupon determination date. The accrued distribution amount will depend on the distributions, if any, of the MLPs included in the Index. You will not receive a coupon payment on a coupon payment date if the accrued distribution amount is less than the accrued investor fee, each as calculated on the related coupon determination date. To the extent that the accrued investor fee exceeds the accrued distribution amount on any coupon determination date, the absolute value of that amount will be included in the accrued investor fee for the next coupon determination date, and to the extent necessary, deducted from your payment at maturity or earlier redemption. You should not invest in the C-Tracks if you seek fixed periodic interest payments over the term of the C-Tracks.

The C-Tracks may not be a suitable investment for you.

The C-Tracks are not suitable for all investors. You should consult your tax and other financial advisors in connection with any investment in the C-Tracks in light of your specific investment objectives, risk tolerance and financial resources. The C-Tracks may not be a suitable investment for you if you:

•	are not willing to be exposed to the potential for significant daily fluctuations in the level of the Index and value of the C-Tracks;

•	are not willing to be exposed to the potential for a significant decline in the level of the Index and value of the C-Tracks over time;

•	are not willing to accept the risk that, beginning September 25, 2014, we may redeem the C-Tracks on any business day prior to maturity;

•	seek regular, fixed interest payments;

•	seek a guaranteed return of principal;

•	seek the assurance of a liquid market for the C-Tracks;

•	seek exposure to the MLP asset class as a whole, rather than the 25 Index constituents;

•	believe the Index will perform adversely or insufficiently beneficially to offset the impact of the accrued investor fee during the term of the C-Tracks (and in the case of an early redemption at your option, the redemption charge);

•	prefer the lower risk and more predictable returns of fixed income investments with comparable maturities and credit ratings; or

•	are unwilling to accept exposure to the credit risk of Citigroup Inc.

The C-Tracks are subject to the credit risk of Citigroup Inc.

You are subject to the credit risk of Citigroup Inc., and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the value of the C-Tracks. If Citigroup Inc. defaults on its obligations under the C-Tracks, your investment will be at risk and you could lose some or all of your investment. As a result, the value of the C-Tracks prior to maturity will be affected by changes in the market’s view of Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in its credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking its credit risk is likely to adversely affect the value of the C-Tracks.

Even if the level of the Index on the final valuation period end date, issuer redemption valuation period end date or other applicable valuation date is greater than it was at the time of your investment, you may receive less than the amount of your initial investment because of the accrued investor fee.

Because the accrued investor fee reduces the amount of your return at maturity and upon an issuer redemption, or the accrued investor fee and the redemption charge reduce the amount of your return upon an early redemption at your option, the Index will need to increase sufficiently from the time you purchased your C-Tracks to compensate for the deduction of fees for you to receive at least the amount of your initial investment at maturity or upon earlier redemption. Therefore, if the Index level does not increase, increases by an amount insufficient to offset the negative effect of the accrued investor fee (and, in the case of optional early redemption, the redemption charge) or decreases, you will receive less than the amount of your initial investment at maturity or upon early redemption at our or your option, as applicable. In addition, since the accrued investor fees for your C-Tracks will be calculated based on the closing level of the Index on each day over the term of the C-Tracks, higher Index closing levels on any date prior to the final valuation period end date, issuer redemption valuation period end date or other applicable valuation date, as applicable, will result in higher accrued investor fees and lower returns on your C-Tracks.

The CGMHI C-Tracks offer similar economic exposure as the C-Tracks offered by this pricing supplement, but with a lower accrued investor fee rate and a lower minimum number of C-Tracks that must be submitted in order for an investor to exercise its redemption right. Consequently, the C-Tracks offered by this pricing supplement are expected to underperform the CGMHI C-Tracks.

To submit your C-Tracks for redemption at your option, you must make the request with respect to at least 50,000 C-Tracks.

Because you must submit for redemption at least 50,000 C-Tracks at one time, if you own fewer than 50,000 C-Tracks, you will not be able to submit them for redemption and will instead have to sell them in the secondary market. There can be no assurance that an active secondary market will exist at any time. If you are able to sell your C-Tracks in a secondary market transaction prior to maturity, we can give you no assurance that the C-Tracks will not trade at a discount from the value an investor would have received upon optional early redemption.

If you are able to avail yourself of the option to redeem prior to maturity because you own and are able to submit for redemption at least 50,000 C-Tracks at one time, you will be required to pay a redemption charge to exercise your right of redemption on any redemption date. Moreover, you may only redeem your C-Tracks on a redemption date if we receive an irrevocable offer for redemption from you by no later than 4:00 p.m., New York City time, on the business day prior to the related valuation date. If we do not receive your irrevocable offer for redemption by 4:00 p.m., New York City time, on the business day prior to the related valuation date (which would be three business days prior to the applicable redemption date), your offer for redemption will not be effective and your C-Tracks will not be redeemed on that redemption date. Your offer for redemption will not be effective until we or our affiliate confirms receipt. The last day that you may submit your irrevocable offer for redemption is the business day prior to the final valuation period end date or the issuer redemption valuation period end date, as applicable. See “Description of the C-Tracks—Early Redemption at Your Option—Redemption Procedures” in this pricing supplement for more information.

You may not be able to offer your C-Tracks for redemption because there may be fewer than 50,000 C-Tracks outstanding at any time.

If the number of C-Tracks outstanding and not held by our affiliates at any one time is fewer than 50,000, you will not be able to avail yourself of the option to redeem prior to maturity.

You will not know the repurchase amount you will receive at the time you elect to request that we repurchase your C-Tracks.

You will not know the repurchase amount you will receive at the time you elect to request that we repurchase your C-Tracks. Because your notice to us to repurchase your C-Tracks is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the business day prior to the applicable valuation date, you will not know the repurchase amount until the following business day. We will pay you the repurchase amount, if any, on the applicable repurchase date, which is the third business day following the related valuation date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us repurchase your C-Tracks, and prior to the applicable repurchase date.

The C-Tracks are subject to our redemption right.

The term of the C-Tracks may be limited by our right to redeem the C-Tracks at our option, in whole and not in part, on any business day beginning September 25, 2014. The amount of cash that you will receive will be based on the closing indicative value of the C-Tracks during the issuer redemption valuation period and may be significantly less than if it were based on a single valuation date if the level of the Index fluctuates or decreases during such period. See “Description of the C-Tracks—Early Redemption at Our Option.” Because the accrued investor fee reduces the amount of your return upon redemption, the level of the Index will need to increase significantly in order for you to receive at least the amount of your initial investment upon redemption. If the increase in the level of the Index is insufficient to offset the negative effect of the accrued investor fee, or if the level of the Index decreases, you will receive less than the amount of your initial investment at maturity or upon redemption. In addition, if the C-Tracks are redeemed prior to maturity, you may not be able to reinvest at comparable terms or returns.

The intraday indicative value and the closing indicative value are not the same as the closing price or any other trading price of the C-Tracks in the secondary market.

The intraday indicative value and the closing indicative value are not the same as the closing price or any other trading price of the C-Tracks in the secondary market. The closing indicative value on the inception date was set to $25.00 for each $25.00 stated principal amount of C-Tracks. The closing indicative value on each calendar day following the inception date will be equal to: (i) the C-Tracks current value on that day, plus (ii) the accrued distribution amount on that day, minus (iii) the accrued investor fee on that day.

An intraday indicative value of the C-Tracks that is meant to approximate the intrinsic economic value of the C-Tracks will be calculated and published by CBOE® or a successor over Bloomberg under the ticker symbol “MLPCN”. Although CBOE®, as Index calculation agent, on any business day will calculate and publish the intraday level of the Index and the intraday indicative value of the C-Tracks every 15 seconds, your payment on the C-Tracks at maturity or upon redemption will be determined based on the closing indicative value on the applicable valuation date.

The trading price of the C-Tracks at any time is the price at which you may be able to sell your C-Tracks in the secondary market at such time, if one exists. The trading price of the C-Tracks at any time may vary significantly from the intraday indicative value of the C-Tracks at such time. Paying a premium purchase price over the intraday indicative value of the C-Tracks could lead to significant losses in the event the investor sells such C-Tracks at a time when such premium is no longer present in the marketplace or such C-Tracks are redeemed

(including at our option), in which case investors will receive a cash payment in an amount equal to the closing indicative value on the final valuation period end date or issuer redemption valuation period end date (each adjusted down by any final coupon amount otherwise due at maturity or on the applicable redemption date), as applicable.

The market value of the C-Tracks may be influenced by many unpredictable factors.

The market value of your C-Tracks may fluctuate significantly between the date you purchase them and the applicable valuation date. You may also sustain a significant loss if you sell your C-Tracks in the secondary market. We expect that generally the level of the Index will affect the market value of the C-Tracks more than any other factor. Several other factors, many of which are beyond our control, will influence the market value of the C-Tracks. Factors that may influence the market value of the C-Tracks include:

•	the market prices of and distributions on the Index constituents;

•	the Index constituents and any changes to those constituents;

•	supply and demand for the C-Tracks, including inventory positions with CGMI or any market-maker, which may fluctuate over time and which include C-Tracks held by Citigroup Global Markets Inc. that were issued by us prior to June 15, 2015 and have not yet been sold to the public as well as C-Tracks previously issued by us that Citigroup Global Markets Inc. or any market-maker may repurchase from the public from time to time;

•	the accrued investor fee;

•	economic, financial, political, regulatory, geographical, biological or judicial events that affect the level of the Index or the prices of the Index constituents; and

•	the actual or perceived creditworthiness of Citigroup Inc.

These factors interrelate in complex ways, and the effect of one factor on the market value of your C-Tracks may offset or enhance the effect of another factor.

At maturity or upon earlier redemption at our option, you may receive less cash than expected because the closing level of the Index may fluctuate or decline after the start of the final valuation period or issuer redemption valuation period, as applicable, but before we settle our obligations.

At maturity or if we elect to redeem the C-Tracks, you will be exposed to fluctuations in the closing level of the Index during the final valuation period or issuer redemption valuation period, as applicable, which may negatively affect the amount of cash that you will receive.

In addition, the amount of cash that you will receive at maturity or upon redemption at our option will be determined by reference to the closing indicative value on the final valuation period end date or issuer redemption valuation period end date (each adjusted down by any final coupon amount otherwise due at maturity or on the applicable redemption date), as applicable, which will be based on both the index exposure and the notional cash amount. As described in the risk factor immediately below, because of your decreased exposure to the Index over each such period, if the closing level of the Index increases during that period, the amount of cash that you receive will be less than would be expected based on the closing level of the Index at the beginning of the final valuation period or issuer redemption valuation period, as applicable.

Your payment at maturity or upon earlier redemption at our option is based upon a declining exposure to the Index over a number of observation days.

Your payment at maturity or upon earlier redemption at our option is based upon the sum of the index exposure and notional cash amount determined over the final valuation period or issuer redemption valuation period, as applicable. The calculation of the index exposure and notional cash amount during these periods simulates a proportionate move from Index exposure to cash. This means that the return on the C-Tracks will not be based entirely on the distributions on the Index constituents or the Index fluctuations during this period and you will not entirely benefit from any distributions on the Index constituents or increases in the level of the Index as the notional cash amount increases relative to the index exposure amount. You should understand that the accrued investor fee will continue to accrue on both the index exposure and the notional cash amount over the final valuation period or issuer redemption valuation period, as applicable, even though your potential to benefit from any positive performance of the Index during that time will be based only on the index exposure. Moreover, even for the simulated cash position represented by the notional cash amount, you will not be compensated for any interest or time value of money during this period (which may be up to six calendar days) prior to your receiving the payment upon maturity or earlier redemption.

There may not be an active trading market in the C-Tracks; sales in the secondary market may result in significant losses.

Although the C-Tracks have been listed on NYSE Arca under the ticker symbol “MLPC”, no assurance can be given that a secondary market will exist, and even if there is a secondary market, it may not provide significant liquidity. If there is insufficient liquidity in the secondary market, the price at which you would be able to sell your C-Tracks would likely be lower than if an active market existed. In addition, although certain affiliates of Citigroup Inc. may engage in limited purchase and resale transactions in the C-Tracks, they are not required to do so, and if they decide to engage in such transactions, they may stop at any time. Furthermore, while we expect that C-Tracks currently held by CGMI may be sold to the public from time to time, we cannot give you any assurance that there will be a demand for them. Therefore, the liquidity in the market could be limited to the number of C-Tracks currently outstanding and held by the public, or fewer, to the extent that any C-Tracks are redeemed or repurchased by us or our affiliates. In addition, we are not required to maintain any listing of the C-Tracks on the NYSE Arca or any other securities exchange.

The liquidity of the market for the C-Tracks may vary materially over time.

The number of C-Tracks outstanding and held by the public as of April 1, 2020 is set forth on the cover page of this pricing supplement. This number could be reduced at any time due to early redemptions submitted by investors of the C-Tracks or market repurchases by our affiliates. Accordingly, the liquidity of the market for the C-Tracks could vary materially over the term of the C-Tracks. While you may elect for us to redeem your C-Tracks prior to maturity, early redemption at your option is subject to the conditions and procedures described elsewhere in this pricing supplement, including the conditions that you must pay a redemption charge and submit for redemption at least 50,000 C-Tracks at one time to exercise your right for us to redeem your C-Tracks on any applicable redemption date.

Additionally, the liquidity of the market for the C-Tracks may be adversely affected by the concurrent trading of the CGMHI C-Tracks. See “—The concurrent trading of the CGMHI C-Tracks could adversely affect liquidity and demand for the C-Tracks” below.

We do not intend to issue any additional C-Tracks, and CGMI may stop selling C-Tracks at any time, which may cause the C-Tracks to trade at a significant premium, which could be reduced or eliminated at any time.

On June 15, 2015, we announced that we do not intend to issue any additional C-Tracks. Additionally, while CGMI may sell additional C-Tracks out of inventory, CGMI has no obligation to sell additional C-Tracks and may limit or restrict such sales for any reason at any time. It is possible that, as a result of our discontinuance of further issuances of the C-Tracks and/or CGMI’s cessation of sales of C-Tracks, an imbalance between supply and demand for the C-Tracks may arise, which could give rise to distortions in the market for the C-Tracks and result in the C-Tracks trading at a significant premium. These distortions could lead to the market price of the C-Tracks differing, perhaps significantly, from the intraday indicative value and closing indicative value of the C-Tracks. If this circumstance occurs, the C-Tracks could become highly volatile and subject to rapid and significant decreases in price with a reduction or elimination of premium at any time, independently of the performance of the Index, resulting in significant loss for any investors that had paid such premium. For example, due to market supply and demand, the price of the C-Tracks may trade at a premium above their intraday indicative value and closing indicative value. Any such premium may subsequently decrease at any time and for any reason, resulting in financial loss to sellers who paid this premium. Investors should always consult their financial advisors before purchasing or selling the C-Tracks, especially C-Tracks with premium characteristics.

The concurrent trading of the CGMHI C-Tracks could adversely affect liquidity and demand for the C-Tracks.

On August 9, 2016, Citigroup Global Markets Holdings Inc., our wholly owned subsidiary, announced its intention to offer a series of exchange-traded notes titled the C-Tracks ETNs on the Miller/Howard MLP Fundamental Index, Series B, Due July 13, 2026. We refer to these notes as the “CGMHI C-Tracks”. All payments due on the CGMHI C-Tracks are fully and unconditionally guaranteed by Citigroup Inc. The C-Tracks offered by this pricing supplement track the same Index as the CGMHI C-Tracks, have similar terms and are designed to provide similar economic exposure as the CGMHI C-Tracks. However, the C-Tracks offered by this pricing supplement are not fungible with the CGMHI C-Tracks.

Investors in the C-Tracks offered by this pricing supplement should understand that the trading of the CGMHI C-Tracks at the same time as the trading of the C-Tracks offered by this pricing supplement may have the effect of dividing liquidity and demand between the two instruments, thereby decreasing the liquidity and demand for the C-Tracks offered by this pricing supplement that otherwise would have existed if only these C-Tracks were traded. Because the CGMHI C-Tracks offer a lower accrued investor fee rate than the C-Tracks offered by this pricing supplement and have a lower minimum number of C-Tracks that must be submitted for a holder to exercise its redemption right, it is possible that liquidity may migrate to the CGMHI C-Tracks, resulting in decreased liquidity and demand for the C-Tracks offered by this pricing supplement. This decreased liquidity and demand could cause the trading price of the C-Tracks to diverge from the closing or intraday indicative value and to be less than it would be in the absence of the CGMHI C-Tracks.

Our offering of the C-Tracks does not constitute a recommendation of the Index, its constituents or MLPs generally.

You should not take our offering of the C-Tracks as an expression of our views about how the Index to which the C-Tracks are linked will perform in the future or as a recommendation to invest in the Index, its constituents, or in MLPs generally, including through an investment in the C-Tracks. As we are part of a global financial institution, our affiliates may, and often do, have positions (including short positions) that conflict with an investment in the C-Tracks, including positions in constituents included in the Index. You should undertake an independent determination of whether an investment in the C-Tracks is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the C-Tracks and may do so in the future, and any such research, opinions or recommendations could adversely affect the level of the Index.

CGMI and other of our affiliates may publish research from time to time relating to the financial markets, the Index or its constituents. Any research, opinions or recommendations provided by CGMI may influence the level of the Index and the value of the C-Tracks, and they may be inconsistent with purchasing or holding the C-Tracks. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the C-Tracks. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the Index, its constituents and the merits of investing in the C-Tracks.

The level of the Index may be affected by our or our affiliates’ hedging and other trading activities.

We expect to hedge our obligations under the C-Tracks through certain affiliated or unaffiliated counterparties, who may take positions directly in the Index constituents or in instruments related to the Index constituents that may affect the level of the Index. We or our counterparties may also adjust this hedge during the term of the C-Tracks and close out or unwind this hedge on or before any applicable valuation date or observation day, which may involve, among other things, our counterparties purchasing or selling such shares or other instruments. Additionally, this hedging activity during the term of the C-Tracks, including on or near any applicable valuation date or observation day, could negatively affect the level of the Index on that day and, therefore, adversely affect any payment owed to you under the C-Tracks. This hedging activity may present a conflict of interest between your interests as a holder of the C-Tracks and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions.

CGMI and other of our affiliates may also trade the Index constituents or other instruments related to the Index constituents on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the level of the Index and, therefore, adversely affect the performance of the C-Tracks.

It is possible that these hedging or trading activities could result in substantial returns for our affiliates while the value of the C-Tracks declines.

We and our affiliates may have economic interests that are adverse to those of the holders of the C-Tracks as a result of our affiliates’ business activities.

Our affiliates may currently or from time to time engage in business with the issuers of the equity securities included in the Index (each, a “relevant issuer”). These activities may include extending loans to, making equity investments in or providing advisory services to a relevant issuer, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about a relevant issuer and we will not disclose any such information to you. Any prospective purchaser of the C-Tracks should undertake an independent investigation of any relevant issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the C-Tracks. We do not make any representation or warranty to any purchaser of the C-Tracks with respect to any matters whatsoever relating to our affiliates’ business with any relevant issuer.

If any of our affiliates is or becomes a creditor of a relevant issuer or otherwise enters into any transaction with a relevant issuer in the course of its business, such affiliate may exercise remedies against that issuer without regard to the impact on your interests as a holder of the C-Tracks.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the level of the Index. To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the C-Tracks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the C-Tracks.

There are potential conflicts of interest between you and the C-Tracks calculation agent.

Currently, CGMI serves as the C-Tracks calculation agent. It will, among other things, decide the amount to be paid to you on the C-Tracks on any coupon payment date, at maturity or upon redemption. For a more detailed description of the C-Tracks calculation agent’s role see “Description of the C-Tracks—C-Tracks Calculation Agent” in this pricing supplement.

If the Index sponsor or Index calculation agent were to discontinue or suspend calculation or publication of the Index, it may become difficult to determine the market value of the C-Tracks. If events such as these occur, or if the level of the Index is not available or cannot be calculated because of a market disruption event, or for any other reason, the C-Tracks calculation agent may be required to make a good-faith estimate in its sole discretion of the level of the Index. The circumstances in which the C-Tracks calculation agent will be required to make such a determination are described more fully under “Description of the C-Tracks—C-Tracks Calculation Agent” in this pricing supplement.

The C-Tracks calculation agent will exercise its judgment when performing its functions related to the C-Tracks. For example, the C-Tracks calculation agent may have to determine whether for purposes of calculation of a closing indicative value a market disruption event has occurred or is continuing on an applicable valuation date or at any time during the final valuation period or issuer redemption valuation period. Since these determinations by the C-Tracks calculation agent may affect the market value of the C-Tracks of any series, the C-Tracks calculation agent may have a conflict of interest if it needs to make any such decision.

The level of the Index and the interest payments on the C-Tracks could be significantly reduced if the current tax or other regulatory treatment of MLPs changes.

If the tax treatment of MLPs changes in an adverse manner, or if other regulatory authorities enact regulations which negatively affect MLPs’ ability to generate or distribute income, cash flow and after-tax distributions paid to holders of MLP common units could be significantly reduced. Any reduction in distributions made by the Index constituents will reduce the quarterly interest payments on the C-Tracks. In addition, reductions in cash flow or payments made to holders of MLP common units likely would result in a significant reduction in the value of the Index constituents. Any reduction in the value of the Index constituents will reduce the value of the Index and, accordingly, the value of the C-Tracks.

The U.S. federal tax consequences of an investment in the C-Tracks are uncertain.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the C-Tracks, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the C-Tracks are uncertain, and the IRS or a court might not agree with the treatment of the C-Tracks as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment for the C-Tracks, the tax consequences of ownership and disposition of the C-Tracks might be materially and adversely affected. Moreover, even if the C-Tracks are treated as prepaid forward contracts, a C-Track may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

Certain possible taxable events could cause a holder to recognize gain on a C-Track prior to maturity or earlier disposition. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments, and have indicated that such transactions may be the subject of future regulations or other guidance. Members of Congress have also proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the C-Tracks, possibly with retroactive effect. You should review carefully the section of this pricing supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the C-Tracks, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. Holders will generally be subject to withholding tax in respect of the C-Tracks.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), requires withholding in respect of “dividend equivalents” paid or deemed paid to non-U.S. persons with respect to certain financial instruments. Regulations applying these rules to “equity linked instruments,” which we expect will include the C-Tracks, are effective for instruments issued beginning in 2017. However, the amount and timing of required withholding on instruments linked to interests in partnerships are unclear. Moreover, a different withholding regime applicable to "fixed or determinable annual or periodical" income ("FDAP Income") may apply to coupon payments on the C-Tracks. The interaction between this regime and Section 871(m) are not clear, and therefore the proper amount of withholding tax applicable to the C-Tracks is not certain.

Since 2017, we have generally treated each coupon payment on the C-Tracks as the payment of a dividend equivalent under Section 871(m) that is subject to withholding at a rate of up to 30%. However, because of the uncertainty described above, the IRS or other withholding agents may take the position that additional tax applies to payments on the C-Tracks. Even if your C-Track is "grandfathered" with respect to Section 871(m) withholding, withholding agents may not distinguish between C-Tracks issued prior to 2017 (and not deemed reissued thereafter) and those issued (or deemed reissued) thereafter, and as a result your C-Tracks may be treated as subject to withholding under Section 871(m). Moreover, the withholding regime applicable to FDAP Income would potentially apply in that case, and as a result coupon payments received by a Non-U.S. Holder would likely be subject to withholding at rates of up to 30%. Finally, alternative treatments of the C-Tracks could potentially subject a Non-U.S. Holder to different amounts of withholding or income taxes. As a result, the consequences of holding C-Tracks to a Non-U.S. Holder are unclear and could be adverse.

We will not be required to pay any additional amounts in respect of any withholding taxes. You should consult your tax adviser about the possible application of withholding tax to the C-Tracks in your circumstances.

Risk Factors Relating to the Index

The Index methodology may not be effective in predicting the future performance of the MLPs it selects.

The Index methodology selects securities on a quarterly basis to be included in the Index based on certain observable fundamental factors of publicly traded MLPs, including distribution growth, estimated capital expenditures and distribution coverage. The methodology assumes that historical measures of certain of these factors are accurate predictors of the future performance of, including the price of and distributions on, an MLP. However, there may be no correlation between the fundamental factors used by the Index methodology to select MLPs and the future performance of those MLPs. In fact, the efficient market hypothesis is a well-known theory in academic financial literature that states it is impossible to choose investments that outperform the market, because the market is efficient and current asset prices reflect all available relevant information. As a result, future asset prices will only change from current asset prices as a result of new information. Because it is impossible to predict what new information will become available, it is impossible to predict future asset prices. If true, the efficient market hypothesis implies that the fundamental factors used by the Index methodology should not be accurate predictors of an MLP’s future performance. If the efficient market hypothesis is true, the Index may perform no better than a random allocation among all eligible MLPs.

The measures of the fundamental factors used to select the Index constituents may not be the most accurate measures of those factors as predictive tools.

The particular measures of distribution growth, estimated capital expenditures and distribution coverage used by the Index may not be the most accurate measures of those factors as predictive tools. For example, each of these factors is measured over a period of one year. Distribution growth is measured as a year-over-annualized trailing three-month comparison, estimated capital expenditures is a composite of analysts’ expectations of the current fiscal year’s capital expenditures and distribution coverage is calculated using the EBITDA of each MLP for the trailing four-quarter period ending as of the date of its most recent quarterly or annual report filed with the SEC immediately prior to the relevant rebalancing. In each case, a longer or shorter observation period may have been a more accurate measure of the relevant factors and may have improved its analytical value in the selection process. It may also be the case that historical, rather than estimated, capital expenditures or net income, rather than EBITDA, would have been better measures to use in the determination of the relevant fundamental factors. These are just a few examples of alternative methods for measuring the fundamental factors used to select the Index constituents that may have been better predictors of the future performance of MLPs.

The Index methodology may not effectively apply the fundamental factors used to select the Index constituents.

Because other filters are applied to the potential Index constituents during the Index constituent selection process, the effectiveness of applying the fundamental factors as selection criteria may be diminished. For example, because the potential Index constituents are sorted into two groups according to their market capitalization before the fundamental factors are applied so that 75% of the Index is allocated to large-cap MLPs and 25% of the Index is allocated to mid- and small-cap MLPs, the methodology may exclude certain MLPs based on their market capitalization that would have otherwise been included in the Index based on their distribution growth, estimated capital expenditures or distribution coverage. There may also be MLPs that would have been selected according to the relevant fundamental factors, but nevertheless may be excluded based on their classification as upstream or downstream MLPs. Because 70% or more of the Index will be to be allocated to midstream MLPs, upstream or downstream MLPs that the Index predicts would perform well in the future based on the relevant fundamental factors, may still be excluded.

The order in which the fundamental factors are applied to the large-cap and mid- and small-cap groups of MLPs may also cause certain MLPs to be excluded from the Index that would have otherwise performed well in comparison to the MLP asset class. For example, even if estimated capital expenditures were to be the most accurate predictor of the future performance of an MLP, because distribution growth is applied as the first selection step, it may be the case that an MLP is excluded before the methodology determines and applies the estimated capital expenditures of that MLP as the second selection step. You should carefully consider the risks embedded in the Index methodology and how those risks could negatively affect the level of the Index and the value of the C-Tracks.

There may be significant daily fluctuations in the level of the Index, which will affect the value of the C-Tracks.

The hypothetical back-tested and historical performance of the Index has been highly volatile. It is likely that the performance of the Index will be highly volatile in the future, with the potential for significant fluctuations in the daily performance of the Index. Accordingly, the C-Tracks are not designed for investors who are not willing to be exposed to potential significant fluctuations in the level of the Index and, therefore, in the value of their C-Tracks. See “Description of the Index—Hypothetical Back-Tested Data” and “—Historical Performance of the Index” in this pricing supplement.

Hypothetical back-tested and historical levels of the Index are limited and should not be taken as an indication of the future performance of the Index during the term of the C-Tracks.

It is impossible to predict whether the Index underlying the C-Tracks will rise or fall. The actual performance of the Index over the term of the C-Tracks, as well as the amount of any coupon payments you may receive and any amount payable at maturity or upon earlier redemption, may bear little relation to the hypothetical back-tested and historical levels of the Index, which have been highly volatile.

Moreover, because the Index began publishing on September 16, 2013, there is limited historical information for you to consider in making an independent investigation of the Index. The hypothetical back-tested Index performance information that has been calculated by the Index sponsor and included in this pricing supplement is subject to significant limitations, including the fact that the Index sponsor had the benefit of hindsight both in developing the Index Methodology and in calculating the hypothetical back-tested Index Levels, and the fact that the hypothetical back-tested Index Levels were calculated in a manner that differed from the Methodology in certain respects, as described in “Description of the Index—Hypothetical Back-Tested Data.” If the hypothetical back-tested Index Levels were calculated based on different assumptions or if the modifications to the Methodology were not made, or if the Back-Test Period covered a longer or different time period, the hypothetical back-tested performance of the Index might look materially different.

The Index does not measure the performance of MLPs as an asset class.

The Index is designed to measure the performance of 25 energy MLPs selected by a methodology that is based upon quantitative fundamental factors of publicly traded MLPs. It is not designed to measure the performance of MLPs as an asset class, and as such, may underperform the MLP asset class as a whole. If the Index were composed of 25 MLPs, as of the date of this pricing supplement, that number would comprise approximately 20% of the number of MLPs in the asset class as a whole.

The Index may be subject to risks associated with small capitalization MLPs.

Because the Index is designed to allocate 25% of its weight to mid- or small-cap MLPs, those MLPs may have a greater weight in the Index than they would in a market capitalization-weighted index, and may be riskier than the MLPs included in such an index or in the MLP asset class as a whole. Moreover, the Index methodology may favor MLPs in a growth phase because two of the fundamental factors by which it selects constituents are distribution growth and estimated capital expenditures. The prices of small capitalization MLPs may be more volatile than the prices of large capitalization MLPs because these MLPs tend to be less well-established than large capitalization MLPs. Moreover, smaller MLPs may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger MLPs.

The Index may be subject to concentration risks associated with midstream MLPs.

Because the Index methodology generally provides that at least 70%, and potentially 100%, of the Index will be composed of midstream MLPs, you will be exposed to concentration risks associated with midstream MLPs.

Miller/Howard Strategic Indexes, LLC and CBOE® may exercise their judgment in the calculation of the Index and they may adjust the Index in a way that negatively affects the level of the Index, and neither the Index sponsor nor the Index calculation agent has any obligation to consider your interests.

The Index calculation agent is responsible for calculating and maintaining the Index in consultation with the Index sponsor. The Index sponsor and the Index calculation agent may exercise their judgment in the calculation of the Index and they may add, delete or substitute the equity securities included in the Index upon certain events (as described under “Description of the Index—Disruption to Valuation and Other Adjustments—Adjustments and Modifications) or make other methodological changes that could change the level of the Index. For example, the Index sponsor may adjust certain of the eligibility criteria of the Index to ensure consistency with developments affecting the MLP industry generally or if necessary to obtain 25 MLPs in the eligible universe, or if fewer than 40 MLPs are eligible to be included in the Index, the Index sponsor may elect not to apply the upstream and downstream MLP limitations on the exposure to those classes of MLPs, as described in the section “Description of the Index—Selection of Constituents and Weightings.” In fact, in calculating the hypothetical back-tested Index performance information included in this pricing supplement, the Index sponsor chose not to apply one of the eligibility criteria (specifically, the ADTV criterion), as described in “Description of the Index—Hypothetical Back-Tested Data.” The Index sponsor may also replace Index constituents with new MLPs upon the occurrence of certain corporate events affecting an Index constituent, including a merger or consolidation, spinoff, bankruptcy or delisting. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Index calculation agent and the Index sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the C-Tracks. Neither the Index sponsor nor the Index calculation agent has any obligation to consider your interests in calculating or revising the Index.

You have no ownership interests in any of the MLPs included in the Index or rights to receive any distributions on, or shares of, the Index constituents.

Investing in the C-Tracks is not equivalent to investing in the Index or any of the Index constituents and it will not make you a holder of any ownership interest in any of the Index constituents. Neither you nor any other holder or owner of the C-Tracks will have any voting rights, any right to receive distributions on or any other rights with respect to the Index constituents and certain corporate events may occur during the term of the C-Tracks that affect a direct holder of the Index constituents, but will not be adjusted for by any of the Index sponsor, the Index calculation agent or the C-Tracks calculation agent. The amount you receive at maturity or earlier redemption will be paid in U.S. dollars, and you will have no right to receive delivery of any shares of the Index constituents.

You will have no rights against any MLP included in the Index or the entities that calculate the Index.

As an owner of the C-Tracks, you will have no rights against any issuer of the equity securities included in the Index, the Index sponsor or the Index calculation agent, even though the amount you receive at maturity or upon earlier redemption will depend, in part, on the level of the Index, and such level is based on the prices of the Index constituents.

The Index calculation agent may, in its sole discretion, discontinue the public disclosure of the intraday levels of the Index and the closing level of the Index.

The Index calculation agent is not under any obligation to continue to calculate the intraday levels of the Index or the closing levels of the Index or to calculate similar levels for any successor index. If the Index calculation agent discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain the listing of the C-Tracks on the relevant securities exchange. If the C-Tracks become delisted, the liquidity of the market for the C-Tracks may be materially and adversely affected and you may sustain significant losses if you sell your C-Tracks in the secondary market.

We are not currently affiliated with any MLPs included in the Index.

To our knowledge, we are not currently affiliated with any of the MLPs included in the Index. As a result, we have no ability, nor expect to have the ability in the future, to control the actions of such MLPs, including actions that could affect the price of the Index constituents or the value of your C-Tracks. None of those MLPs will have any obligation to consider your interests as a holder of the C-Tracks in taking any corporate actions that might affect the value of your C-Tracks.

In the event we become affiliated with any of the MLPs included in the Index, we will have no obligation to consider your interests as a holder of the C-Tracks in taking any action with respect to such MLP that might affect the value of your C-Tracks.

We are not responsible for any disclosure by any of the MLPs included in the Index, the Index sponsor or the Index calculation agent.

To our knowledge, we are not currently affiliated with any MLPs included in the Index, the Index sponsor or the Index calculation agent. However, we or our affiliates may currently or from time to time in the future engage in business with those MLPs, the Index sponsor or the Index calculation agent. Nevertheless, neither we nor any of our affiliates independently verified the accuracy or the completeness of any information about the Index or any of the Index constituents disclosed by the Index sponsor, the Index calculation agent or the MLPs included in the Index. You, as an investor in the C-Tracks, should make your own investigation into the Index and the Index constituents.

The Index constituents are concentrated in the energy industry.

The Index is designed to include MLPs engaged in the exploration, production, transportation, storage or processing of crude oil, natural gas or their derivative products. Some of the Index constituents may be smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. MLPs in the energy sector are significantly affected by a number of factors including:

•	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

•	changes in tax or other laws affecting MLPs generally;

•	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

•	changes in the relative prices of competing energy products;

•	the impact of environmental, health and safety laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

•	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

•	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

•	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

•	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index constituents to decline during the term of the C-Tracks.

Energy MLP market risks may affect the trading value of the C-Tracks and the amount you will receive on any coupon payment date and at maturity or earlier redemption.

We expect that the level of the Index will fluctuate in accordance with changes in the financial condition of the Index constituents and certain other factors. The financial condition of the Index constituents may become impaired or the general condition of the energy MLP market may deteriorate, either of which may cause a decrease in the level of the Index and thus in the value of the C-Tracks. The C-Tracks are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index constituents change. Investor perceptions of the Index constituents are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises.

HYPOTHETICAL PAYMENTS ON THE C-TRACKS

Presented below are hypothetical examples showing how the coupon payments on and payout at maturity of the C-Tracks are calculated. The first two examples present hypothetical payments at maturity of the C-Tracks, and the second two examples present hypothetical coupon payments on the C-Tracks. The last example illustrates the calculation of a hypothetical closing indicative value during the final valuation period.

The examples below are based on a hypothetical initial index level of 100. We have included one example in which the Index has, over time, increased until maturity and one example in which the Index has, over time, decreased until maturity. These examples highlight the behavior of the accrued investor fee in different circumstances. Because the accrued investor fee is calculated on each calendar day during the life of the C-Tracks and is based upon each daily return factor, whereas the hypothetical accrued investor fee shown below is based upon a yearly return factor, the actual accrued investor fee in any scenario shown below will be dependent upon the path taken by the Index to arrive at its ending level and likely will be different (and possibly very different) than the hypothetical accrued investor fee shown below. For example, if the closing level of the Index in a particular year generally remains above the closing level of the Index at the end of the year, the actual accrued investor fee (both in absolute terms and as a percentage of the closing level of the Index at the end of the year) will be greater than the hypothetical accrued investor fee shown below. Conversely, if the closing level of the Index in a particular year generally remains below the closing level of the Index at the end of the year, the actual accrued investor fee (both in absolute terms and as a percentage of the closing level of the Index at the end of the year) will be less than the hypothetical accrued investor fee shown below. The impact of the accrued investor fee on the return on your C-Tracks will increase with the increase in the Index level but will be affected by the overall path of the Index level during the term of your investment.

The following hypothetical examples highlight the behavior of the C-Tracks in different circumstances, but they are not indicative of actual results and are provided for illustrative purposes only. The examples below are not reflective of actual historical results during any period prior to the date of this pricing supplement. The examples below are solely hypothetical, and are provided solely for the purpose of illustrating how payments on the C-Tracks are calculated. For ease of analysis and presentation, the following examples assume that the term of the C-Tracks is 10 years, no coupon amount was paid during the term of the C-Tracks and the accrued distribution amount for each applicable coupon period is zero. Actual results will vary.

Example 1: The closing level of the Index appreciates at a constant rate of 3.0% per year.

Year	Closing Level of the Index	Annual Index Dividend Yield	Yearly Coupon	Accrued Distribution Amount	Accrued Investor Fee	C-Tracks Current Value	Closing Indicative Value(1)
0	100.00					$25.00	$25.00
1	103.00	0.00%	$0.00	$0.00	$0.24	$25.75	$25.51
2	106.09	0.00%	$0.00	$0.00	$0.48	$26.52	$26.04
3	109.27	0.00%	$0.00	$0.00	$0.73	$27.32	$26.59
4	112.55	0.00%	$0.00	$0.00	$0.98	$28.14	$27.16
5	115.93	0.00%	$0.00	$0.00	$1.24	$28.98	$27.74
6	119.41	0.00%	$0.00	$0.00	$1.50	$29.85	$28.35
7	122.99	0.00%	$0.00	$0.00	$1.77	$30.75	$28.98
8	126.68	0.00%	$0.00	$0.00	$2.05	$31.67	$29.62
9	130.48	0.00%	$0.00	$0.00	$2.33	$32.62	$30.29
10	134.39	0.00%	$0.00	$0.00	$2.62	$33.60	$30.98

(1) See Example 5 for a hypothetical calculation of the closing indicative value during the final valuation period.

The total return on the Index is 34.39% and the total return on the C-Tracks is 23.93%.

Example 2: The closing level of the Index depreciates at a constant rate of 3.0% per year.

Year	Closing Level of the Index	Annual Index Dividend Yield	Yearly Coupon	Accrued Distribution Amount	Accrued Investor Fee	C-Tracks Current Value	Closing Indicative Value(1)
0	100.00					$25.00	$25.00
1	97.00	0.00%	$0.00	$0.00	$0.24	$24.25	$24.01
2	94.09	0.00%	$0.00	$0.00	$0.47	$23.52	$23.06
3	91.27	0.00%	$0.00	$0.00	$0.68	$22.82	$22.13
4	88.53	0.00%	$0.00	$0.00	$0.89	$22.13	$21.24
5	85.87	0.00%	$0.00	$0.00	$1.10	$21.47	$20.37
6	83.30	0.00%	$0.00	$0.00	$1.29	$20.82	$19.53
7	80.80	0.00%	$0.00	$0.00	$1.48	$20.20	$18.72
8	78.37	0.00%	$0.00	$0.00	$1.65	$19.59	$17.94
9	76.02	0.00%	$0.00	$0.00	$1.82	$19.01	$17.18
10	73.74	0.00%	$0.00	$0.00	$1.99	$18.44	$16.45

(1) See Example 5 for a hypothetical calculation of the closing indicative value during the final valuation period.

The total return on the Index is -26.26% and the total return on the C-Tracks is -34.21%.

The following two examples illustrate the hypothetical coupon amount payable on each quarterly coupon payment date over a hypothetical period of 12 quarters. These examples show accrued distributions and accrued investor fees as of each quarterly coupon determination date. The quarterly coupon amounts below reflect the coupon amount that will be paid for each quarter on the coupon payment date following the relevant coupon determination date. Each of the hypothetical quarterly coupon amounts set forth below is for illustrative purposes only and may not be the actual coupon amount payable to a purchaser of the C-Tracks on any coupon payment date. The actual coupon amount payable on any coupon payment date will be determined by reference to the actual accrued distribution amount and actual accrued investor fee determined as of the related coupon determination date and may be substantially different from any amount set forth below. Because the C-Tracks are based on the price return version of the Miller/Howard MLP Fundamental Index, the examples and the annualized and total return calculations below assume no reinvestment of ordinary cash dividends. The figures below have been rounded for ease of analysis, and do not take into account the effects of any applicable taxes. You should consult your own tax advisors regarding the U.S. tax treatment of the C-Tracks and your particular circumstances before investing in the C-Tracks.

Example 3: The closing level of the Index appreciates and the accrued distribution amount exceeds the accrued investor fee on each quarterly coupon determination date.

Quarter	Closing Level of the Index	Quarterly Index Distribution Yield	Quarterly Coupon Amount	Accrued Distribution Amount	Quarterly Accrued Investor Fee	C-Tracks Current Value	Closing Indicative Value(1)
0	100.00					$25.00	$25.00
1	101.00	1.50%	$0.32	$0.38	$0.06	$25.25	$25.57
2	102.01	1.50%	$0.32	$0.38	$0.06	$25.50	$25.82
3	103.03	1.50%	$0.32	$0.38	$0.06	$25.76	$26.08
4	104.06	1.50%	$0.32	$0.39	$0.06	$26.02	$26.34
5	105.10	1.50%	$0.33	$0.39	$0.06	$26.28	$26.60
6	106.15	1.50%	$0.33	$0.39	$0.06	$26.54	$26.87
7	107.21	1.50%	$0.33	$0.40	$0.06	$26.80	$27.14
8	108.29	1.50%	$0.34	$0.40	$0.06	$27.07	$27.41
9	109.37	1.50%	$0.34	$0.41	$0.07	$27.34	$27.68
10	110.46	1.50%	$0.34	$0.41	$0.07	$27.62	$27.96
11	111.57	1.50%	$0.35	$0.41	$0.07	$27.89	$28.24
12	112.68	1.50%	$0.35	$0.42	$0.07	$28.17	$28.52

(1) See Example 5 for a hypothetical calculation of the closing indicative value during the final valuation period.

The total return on the Index is 31.71% and the total return on the C-Tracks is 28.66%.

Example 4: The closing level of the Index appreciates but the accrued distribution amount does not exceed the accrued investor fee on each quarterly coupon determination date.

Quarter	Closing Level of the Index	Quarterly Index Dividend Yield	Quarterly Coupon Amount	Accrued Distribution Amount	Quarterly Accrued Investor Fee	C-Tracks Current Value	Closing Indicative Value(1)
0	100.00					$25.00	$25.00
1	100.50	1.00%	$0.19	$0.25	$0.06	$25.13	$25.32
2	101.00	0.50%	$0.07	$0.13	$0.06	$25.25	$25.32
3	101.51	0.25%	$0.00	$0.06	$0.06	$25.38	$25.38
4	102.02	0.00%	$0.00	$0.00	$0.06	$25.50	$25.44
5	102.53	0.00%	$0.00	$0.00	$0.12	$25.63	$25.51
6	103.04	0.00%	$0.00	$0.00	$0.18	$25.76	$25.58
7	103.55	0.00%	$0.00	$0.00	$0.24	$25.89	$25.65
8	104.07	0.00%	$0.00	$0.00	$0.30	$26.02	$25.71
9	104.59	0.00%	$0.00	$0.00	$0.36	$26.15	$25.78
10	105.11	0.00%	$0.00	$0.00	$0.43	$26.28	$25.85
11	105.64	0.00%	$0.00	$0.00	$0.49	$26.41	$25.92
12	106.17	0.00%	$0.00	$0.00	$0.55	$26.54	$25.99

(1) See Example 5 a hypothetical calculation of the closing indicative value during the final valuation period.

The total return on the Index is 7.92% and the total return on the C-Tracks is 5.01%.

Example 5: Hypothetical calculation of the closing indicative value during the final valuation period.

Observation Day	Closing Level of the Index	C-Tracks Current Value(1)	Index Exposure(2)	Notional Cash Amount(3)	Accrued Distribution Amount	Accrued Investor Fee	Closing Indicative Value(4)
0	100.00	$25.00	$25.00	$0.00	$0.38	$0.06	$25.32
1	105.00	$26.25	$17.50	$8.75	$0.38	$0.06	$26.57
2	110.00	$27.08	$9.17	$17.92	$0.38	$0.06	$27.40
3	115.00	$27.50	$0.00	$27.50	$0.38	$0.06	$27.50
(1)	C-Tracks Current Value(t) = Index Exposure(t) + Notional Cash Amount(t)

(2)	Index Exposure(t) = Index Exposure(t-1) × (Closing Level of the Index(t) / Closing Level of the Index(t-1)) × (Number of Observation Days Remaining Exclusive / Number of Observation Days Remaining Inclusive)

(3)	Notional Cash Amount(t) = Notional Cash Amount(t-1) + Index Exposure(t-1) × (Closing Level of the Index(t) / Closing Level of the Index(t-1) / Number of Observation Days Remaining Inclusive)

(4)	The closing indicative value on observation day 3 does not include the final coupon amount otherwise due at maturity, which is equal to the accrued distribution amount less the accrued investor fee.

The example above illustrates the daily reduction over the final valuation period of your exposure to the performance of Index any distributions that may be paid on the securities included in the Index, which is replaced by your exposure to the Notional Cash Amount. The total return on the Index over the final valuation period would have been 15.00%, but due to the daily reduction in your exposure to the Index during that period, the total return on the C-Tracks during the final valuation period would have been 9.87%. The hypothetical calculations shown above would also apply to any issuer redemption valuation period, adjusted for the number of observation days in such valuation period.

DESCRIPTION OF THE Index

Overview and Basic Methodology

The price return version of the Miller/Howard MLP Fundamental Index (the “Index”) is designed to measure the performance of 25 master limited partnerships (“MLPs”) selected by a methodology based upon quantitative fundamental factors of publicly traded MLPs. The Index is a rules-based proprietary index developed by Miller/Howard Strategic Indexes, LLC (the “Index Sponsor”) in consultation with us. The Index Sponsor is an investment firm that has provided MLP portfolio strategies to its institutional and individual clients since 1997. The Index launched on September 16, 2013 with a base Index level set to 100 as of August 23, 2013.

The methodology tracked by the Index (the “Methodology”) is intended to provide exposure to a target basket of 25 MLPs selected using certain quantitative fundamental factors of MLPs, including distribution growth, estimated capital expenditures and distribution coverage. The Methodology aims to achieve this through a quarterly, rules-based selection of MLPs to be included in the Index for the following quarter (each such MLP included in, or selected to be included in, the Index at any given time, an “Constituent”) based on certain observable fundamental factors. The 25 Constituents included in the Index for any quarter will be chosen according to the four steps set forth under “—Selection of Constituents and Weightings” below.

Chicago Board Options Exchange® (the “Index Calculation Agent” or “CBOE®”) calculates and publishes the Index. The Index Sponsor may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time (which may be any affiliate of the Index Sponsor). The Index Calculation Agent will employ the Methodology to calculate and disseminate the Index Level on each Trading Day on a real-time basis under the ticker symbol “MLPMP”. The Index Sponsor also publishes a total return version of the Miller/Howard MLP Fundamental Index under the ticker symbol “MLPMH.” In contrast to the price return version to which the C-Tracks are linked, the total return version accounts for ordinary cash distributions by reinvesting them across the Index after market close on the relevant ex-dividend date. Each of the Index Calculation Agent and the Index Sponsor will employ the Methodology to make all other calculations, determinations, rebalancings and adjustments in respect of the Index. In the event of any inconsistency between the Index Calculation Agent’s determinations in respect of the Index and the Index Sponsor’s determinations in respect of the Index, the determinations made by the Index Sponsor will be final and binding in the absence of manifest error.

MLPs, or master limited partnerships, are structured as publicly traded partnerships, rather than public corporations (C-corporations), and pay no corporate-level taxes. A publicly traded partnership will be taxed as a partnership, and not as a corporation, for United States federal income tax purposes, so long as it is not required to register under the Investment Company Act of 1940, as amended, and at least 90% of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code (the “Code”). Qualifying income includes income and gains derived from the exploration, production, transportation, storage and processing of crude oil, natural gas and their derivative products. Other types of qualifying income include rents, dividends, interest (to the extent that interest is neither derived from the “conduct of a financial or insurance business” nor based, directly or indirectly, upon “income or profits” of any person), and capital gains from the sale or other disposition of stocks, bonds and real property.

The MLPs included in the Index will be energy MLPs, as more fully described below, and energy MLPs may be classified by their place in the energy supply chain. Generally, “upstream” MLPs include companies that explore for and produce oil and natural gas; “midstream” MLPs gather, process, transport and store oil, natural gas and refined petroleum products; and “downstream” MLPs refine, market and sell products to the end user. The Methodology provides that, measured by weight, at least 70% of the Index will be composed of midstream MLPs, with no more than 15% of the Index allocated to upstream MLPs and no more than 15% of the Index allocated to downstream MLPs. These 15% thresholds are maximum allocations, and therefore, at any time there may be few or no upstream or downstream MLPs included in the Index. In addition, large-cap MLPs (as described below) will comprise 75% of the Index by weight and mid- or small-cap MLPs (as described below) will comprise the remaining 25% of the Index by weight.

The Index is premised on the assumption that certain observable fundamental factors influence the overall performance and growth of an MLP. This Index seeks to de-emphasize the importance of market capitalization in the weighting of its Constituents as compared to other MLP-linked indices that are market capitalization-weighted.

The Index allocates exposure to the MLPs that it identifies according to select quantitative fundamental factors, including distribution growth, estimated capital expenditures and distribution coverage. However, it is possible that these factors will prove to be inaccurate predictors of the future performance of the MLPs. Moreover, it is possible that the particular Methodology followed by the Index may fail to accurately identify the MLPs that exhibit those factors. For a discussion of these and other important risks relating to the Index, see “Risk Factors—Risk Factors Relating to the Index.”

The performance of the Index reflects the performance of its 25 Constituents, each weighted as described below. In order to identify the 25 Constituents on a quarterly basis, the Methodology first identifies the Eligible Universe (as defined below) of securities from which the Constituents may be chosen based on certain eligibility criteria identified below. Then, once the Eligible Universe is determined, the securities included in the Eligible Universe are ranked according to their market capitalization, as determined below. The first 25 MLPs with the largest market capitalizations are allocated to the “Large Group” and the next 25 MLPs with the 25 next largest market capitalizations (beginning with the 26th largest MLP according to the initially ranked Eligible Universe) are allocated to the “Mid-Small Group.” However, in the event there are 40 or fewer MLPs in the Eligible Universe, all such MLPs will be allocated to one group and there will be no division between the Large Group and the Mid-Small Group. As a result, a total of 50 or fewer securities are eligible to be chosen as Constituents in the Index. We refer to this group of securities as the “Final Investment Universe.”

Of the potentially 50 securities in the Final Investment Universe, 25 will be chosen to be included as Constituents in the Index according to the several quantitative fundamental factors and methodology described under “—Selection of Constituents and Weightings—Determining the Constituents and Weightings” below.

If there are more than 40 MLPs in the Eligible Universe, a total of 15 MLPs will be chosen quarterly from the Large Group and a total of 10 MLPs will be chosen from the Mid-Small Group to be included in the Index. Each of the Constituents chosen from the Large Group will be assigned a weighting of 5%, while each of the Constituents chosen from the Mid-Small Group will be assigned a weighting of 2.5%. If there are 40 or fewer MLPs in the Eligible Universe, a total of 25 MLPs will be chosen quarterly from the Final Investment Universe, and of those 25, the first 15 MLPs with the largest market capitalization will be assigned a weighting of 5%, while the next 10 MLPs with the 10 next largest market capitalizations will be assigned a weighting of 2.5%.

There is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. Instead, for the purpose of calculating the level of the Index, the Index replicates notional positions in the securities included in the Index as more fully described under “—Index Construction and Maintenance” below.

The Index Rules, which are available from the Index Sponsor, set forth the specific rules governing the Index.

Index Construction and Maintenance

The Constituents of the Index and their target weightings as of the most recent quarterly “Selection Date” may be obtained from the Index Sponsor. The Index is reconstituted and rebalanced each calendar quarter such that the Constituents included in the Index may fluctuate from quarter to quarter. The Index Calculation Agent will determine the Constituents to be included in the Index for the next quarter according to the four steps set forth under “—Selection of the Constituents and Weightings” below, after the close of business, New York time, on the third Friday of each February, May, August and November (each such day, a “Selection Date”) according to the relevant data available as of the close of business, New York time on that Selection Date. The rebalancing will take place over a period (the “Rebalancing Period”) of four Trading Days (each such day, a “Rebalancing Date”) beginning on the fifth Trading Day immediately following the relevant Selection Date. Results of each Selection Date and the Constituents to be included in the Index for the next quarter will be announced by the Index Sponsor after the close of business on the fourth Trading Day following the Selection Date. After each quarterly Selection Date and related Rebalancing Period, new Constituents will not be chosen and included in the Index until the next quarterly Selection Date and Rebalancing Period (except pursuant to certain events or circumstances as described under “Disruption to Valuation and Other Adjustments—Adjustments and Modifications” below). As the prices of the MLPs fluctuate between Rebalancing Dates, the weightings of each Constituent in the Index will also fluctuate.

Selection of the Constituents and Weightings

Step 1: Determining the Eligible Universe

On each Selection Date, each of the Index Calculation Agent and the Index Sponsor will determine the Constituents of the Index by first determining the Eligible Universe for selection, then will determine the Final Investment Universe from the Eligible Universe, then will determine the particular Constituents of the Index from the Final Investment Universe and finally may make adjustments to the selected Constituents and their weightings. Each of these steps are described in detail below.

The “Eligible Universe” will include securities of all MLPs that meet the following criteria:

1.	Its equity securities must be listed on (a) the New York Stock Exchange (including NYSE Arca and NYSE Amex), (b) NASDAQ Global Select Market, (c) NASDAQ Select Market or (d) NASDAQ Capital Market.

2.	It must have existed for at least 12 months.

3.	It must be a publicly traded partnership or limited liability company exempt from corporate taxation as a result of the Tax Reform Act of 1986 or any subsequent federal tax Acts, as described above, engaged in the exploration, production, transportation, storage or processing of crude oil, natural gas or their derivative products.

4.	It must represent either limited or general partner interests, or both, of a master limited partnership that is an operating company, or common units of a limited liability company that is an operating company. C-corporations, open-end mutual funds, closed-end funds, exchange-traded funds (ETFs), royalty or income trusts and other pooled investment vehicles are not eligible for inclusion.

5.	It must have a capitalization of at least $500 million, subject to adjustment by the Index Sponsor to ensure consistency with developments affecting the MLP industry generally, as determined on the relevant Selection Date by reference to the Bloomberg field “CUR_MKT_CAP” for that security.

6.	It must be classified as belonging to one of the following Bloomberg Industry Classification System Codes (each, a “BICS Code”): Basics & Diversified Chemicals (BICS Code: 171011), Exploration & Production (BICS Code: 131011), Marine Transp Services (BICS Code: 161612), Midstream – Oil & Gas (BICS Code: 131014), Oil & Gas Services (BICS Code: 131015), Refining & Marketing (BICS Code: 131016) or Utility Networks (BICS Code: 191014). If, however, an MLP is classified as belonging to one of the foregoing BICS Codes and the Index Sponsor determines by reference to an MLP’s SEC filings that the majority of its revenues are generated by activities that are not related to the energy or utility sectors, the Index Sponsor may exclude that MLP, using its good faith reasonable discretion. The Index Sponsor may expand this list of BICS Codes to ensure consistency with developments affecting the MLP industry generally.

7.	It must have a three-month average daily trading volume (ADTV) of at least (a) $3.0 million, measured over the three months immediately preceding the Selection Date, if it was selected as a Constituent on the immediately preceding Selection Date and (b) $4.0 million, measured over the three months immediately preceding the Selection Date, if it was not selected as a Constituent on the immediately preceding Selection Date. The three-month ADTV in clauses (a) and (b) will be determined by reference to the Bloomberg field “AVG_DAILY_VALUE_TRADED_3M” for that security. Each of the thresholds in clauses (a) and (b) above may be adjusted by the Index Sponsor to ensure consistency with developments affecting the MLP industry generally.

8.	Excluding any special distributions, its Distribution Growth, calculated as described below under “—Step 3: Determining the Constituents and Weightings—Distribution Growth” must be zero or positive. The Index Sponsor may waive this criterion 8 if necessary to obtain an Eligible Universe of at least 25 MLPs.

9.	It must have the relevant data available from the sources identified under the relevant subsection below to determine its Distribution Growth, Estimated Fiscal Year Capital Expenditure and Distribution Coverage,

each as described under “—Step 3—Determining the Constituents and Weightings” below, on the relevant Selection Date.

We refer to each MLP included in the Eligible Universe according to the above criteria as an “Eligible Constituent.” To the extent that fewer than 25 MLPs meet the above criteria, the Index Sponsor may modify such criteria as described under “—Disruption to Valuation and Other Adjustments” below.

Step 2: Determining the Final Investment Universe

Once the Eligible Universe is determined, the Eligible Constituents are ranked according to their market capitalization in order to determine the Final Investment Universe. If there are more than 40 Eligible Constituents, they are then sorted into two groups: the “Large Group” and the “Mid-Small Group.” The first 25 Eligible Constituents with the 25 largest market capitalizations are allocated to the Large Group and the next 25 Eligible Constituents with the 25 next largest market capitalizations (beginning with the 26th largest MLP according to the initially ranked Eligible Universe) are allocated to the Mid-Small Group. In this case, the Large Group and the Mid-Small Group together constitute the Final Investment Universe. If there are 40 or fewer Eligible Constituents, all such MLPs will be allocated to one group so that there is no division between the Large Group and the Mid-Small Group, and all of those MLPs will be included in the Final Investment Universe. Not more than 50 securities may be included in the Final Investment Universe.

The market capitalization of each Eligible Constituent will be determined on the relevant Selection Date by the Index Calculation Agent and the Index Sponsor by reference to the Bloomberg field “CUR_MKT_CAP” for that security.

Step 3: Determining the Constituents and Weightings

Once the Final Investment Universe is determined, the MLPs are subjected to further ranking and filtering according to the following quantitative fundamental factors:

1.	Distribution Growth. Distribution growth for each MLP will be measured as the sum of the relevant MLP’s cash distributions per unit with an ex-dividend date occurring during the twelve months immediately preceding and ending on the relevant Selection Date divided by the product of (a) sum of that MLP’s cash distributions per unit with an ex-dividend date occurring during the previous three months (i.e. the 13th through 15th month immediately preceding the relevant Selection Date) and (b) 4. If any MLP has no cash distributions per unit with an ex-dividend date occurring during the 13th through 15th month immediately preceding the relevant Selection Date or has only a pro rata distribution (as defined by Bloomberg) during those months, the distribution growth will be assumed to be zero. Each MLP’s cash distributions per unit with an ex-dividend date occurring during the 15 months immediately preceding the Selection Date will be determined by reference to the Bloomberg page “DVD” for the relevant MLP. Regular cash distributions, and not special distributions or stock distributions, will be used in to determine distribution growth in accordance with this paragraph.

2.	Estimated Fiscal Year Capital Expenditure. Estimated capital expenditures for the current fiscal year for each MLP will be expressed as a percentage of its market capitalization as of the relevant Selection Date. These measures will be determined by reference to the fields “BEST_CAPEX” and “CUR_MKT_CAP” respectively on the relevant MLP’s Bloomberg page. The estimated capital expenditures for each MLP, as reported by Bloomberg, represent the compiled average of analysts’ current estimates of that MLP’s capital expenditures for its current fiscal year.

3.	Distribution Coverage. Distribution coverage for each MLP will be measured by dividing the EBITDA (earnings before interest, taxes, depreciation and amortization) of that MLP for the trailing four-quarter period ending as of the date of its most recent quarterly or annual report, as applicable, filed with the SEC immediately prior to the relevant Selection Date by the total cash distributions of that MLP with an ex-dividend date occurring during the immediately preceding 12 months. EBITDA per unit for each MLP will be calculated using Bloomberg field “TRAIL_12M_EBITDA_Per_Share”. Regular cash distributions, and not special distributions or stock distributions, will be used to determine distribution coverage in accordance with this paragraph.

If there are more than 40 MLPs in the Eligible Universe, the Methodology will apply the factors above separately to each of the Large Group and the Mid-Small Group as follows:

•	With respect to the Large Group, the MLPs are ranked according to the first factor above (Distribution Growth). The Methodology then selects the top 20 MLPs according to their Distribution Growth ranking. From this group of 20 MLPs, the Methodology then selects the top 17 MLPs according to their Estimated Fiscal Year Capital Expenditure ranking. Finally, from this group of 17 MLPs, the Methodology selects the top 15 MLPs according to their Distribution Coverage ranking. In the event there is a tie for any factor, the Methodology selects the MLP with the highest three-month ADTV, measured over the 3-months immediately preceding the relevant Selection Date, and determined by reference to the Bloomberg field “AVG_DAILY_VALUE_TRADED_3M” for each relevant MLP. Each of these final 15 MLPs will be a Constituent in the Index for the next quarter. The Constituents for each quarter will remain the Constituents until the next quarterly Selection Date and Rebalancing Period, subject to removal and replacement as described under “Disruption to Valuation and Other Adjustments” below. Each Constituent selected from the Large Group will be assigned a weighting of 5%, for a total notional weight of 75% for the Large Group.

•	With respect to the Mid-Small Group, the MLPs are ranked according to the first factor above (Distribution Growth). The Methodology then selects the top 15 MLPs according to their Distribution Growth ranking, and from this group of 15 MLPs, the Methodology then selects the top 10 MLPs according to their Estimated Fiscal Year Capital Expenditure ranking. In the event there is a tie for the tenth position, the Methodology selects the MLP with the highest Distribution Coverage ranking. In the event of a further tie, the Methodology Selects the MLP with the highest three-month ADTV, measured over the 3-months immediately preceding the relevant Selection Date, and determined by reference to the Bloomberg field “AVG_DAILY_VALUE_TRADED_3M” for each relevant MLP. Each of these final 10 MLPs will be a Constituent in the Index for the next quarter. Each Constituent selected from the Mid-Small Group will be assigned a weighting of 2.5%, for a total notional weight of 25% for the Mid-Small Group.

If there are 40 or fewer MLPs in the Eligible Universe, the Methodology will eliminate MLPs until there are only 25 MLPs remaining using the factors described above. The Methodology first ranks the MLPs according to their Distribution Growth, and then eliminates half of the number of MLPs in the Final Investment Universe that exceeds 25 according to their ranking. For example, if there are 37 MLPs in the Final Investment Universe, the Methodology would eliminate the 6 lowest ranked MLPs according to Distribution Growth. From the remaining group of MLPs, the Methodology then eliminates half of the number of MLPs remaining that exceeds 25 according to their Estimated Fiscal Year Capital Expenditure ranking. In the above example, there would be 31 remaining MLPs and the Methodology would eliminate the 3 lowest ranked MLPs according to Estimated Fiscal Year Capital Expenditure. Finally, from the remaining group of MLPs, the Methodology eliminates the remaining number of MLPs that exceeds 25 according to their Distribution Coverage ranking. In the above example, there would be 28 remaining MLPs and the Methodology would eliminate the 3 lowest ranked MLPs according to their Distribution Coverage ranking. The remaining 25 MLPs would be included as Constituents in the Index. In the event that there is an odd number of MLPs that exceeds 25 in either of the first two steps outlined above, the Methodology would round up and eliminate an additional MLP. For example, if there are 40 MLPs in the Final Investment Universe, the Methodology would eliminate 8 MLPs according to their Distribution Growth ranking. Once only 25 MLPs remain, those MLPs are re-ranked according to their market capitalization and the first 15 MLPs with the largest market capitalization will be assigned a weighting of 5%, while the next 10 MLPs with the 10 next largest market capitalizations will be assigned a weighting of 2.5%.

Step 4: Potential Adjustment of Selected Constituents and Weightings

The Index is designed to allocate at least 70% of its notional value to “midstream” MLPs. As a result, if after applying the previous three steps, the aggregate notional weight of upstream MLPs included in the Index is greater than 15% or the aggregate notional weight of downstream MLPs included in the Index is greater than 15%, then the Methodology may replace the lowest ranking MLP that is upstream or downstream, as applicable, with a new Constituent. This potential adjustment and classification of each MLP according to its BICS Code will only apply if there are more than 40 MLPs in the Eligible Universe on the relevant Selection Date.

In order to select the replacement Constituent, the Methodology will select the next ranked MLP that would have been selected for the Index according to Step 3 above. For example, if the upstream MLP to be removed is in the Large Group, the Methodology will select the next MLP that would have been selected from the Large Group according to the third factor (Distribution Coverage) of Step 3 above. If this group of 2 Constituents is insufficient to replace the upstream MLP and to maintain 15 Large Group Constituents, the Methodology will then select the next ranked MLP that would have been selected from the Large Group according to the second factor (Estimated Fiscal Year Capital Expenditure) of Step 3 above. Similarly, if this group of 3 additional Constituents is insufficient to replace the upstream MLP and to maintain 15 Large Group Constituents, the Methodology will finally select the next ranked MLP of that would have been selected from the Large Group according to the first factor (Distribution Growth) of Step 3 above. In the event that the upstream MLP to be removed is in the Mid-Small Group, the Methodology will select the next ranked MLP that would have been selected for the Index from the Mid-Small Group according to the second factor (Estimated Fiscal Year Capital Expenditure) of Step 3 above. If this group of Constituents is insufficient to replace the upstream MLP and to maintain 10 Mid-Small Constituents, the Methodology will select the next ranked MLP that would have been selected from the Mid-Small Group according to the first factor (Distribution Growth) of Step 3 above. In the event there are upstream or downstream MLPs in both the Large Group and Mid-Small Group that contribute to the 15% or more allocation, the Methodology will first replace MLPs from the Large Group as described above.

Downstream and upstream MLPs are eligible to replace an upstream or downstream MLP, respectively, if the 15% maximum for the downstream or upstream allocation has not been met or exceeded. If the notional weight of both the upstream MLPs and the downstream MLPs are at or would exceed 15%, then only a midstream MLP would be eligible as a replacement Constituent.

Each MLP will be classified as upstream, midstream or downstream according to its BICS Code. Each MLP identified by the “Exploration & Production” or “Oil & Gas Services” BICS Code will be considered to be “upstream,” each MLP identified by the “Midstream – Oil & Gas” or “Marine Transp Services” BICS Code will be considered to be “midstream,” and each MLP identified by the “Basics & Diversified Chemicals,” “Refining & Marketing” or “Utility Networks” BICS Codes will be considered to be “downstream.” The Index Sponsor may also expand this list of BICS Codes to ensure consistency with developments affecting the MLP industry generally. If, however, the Index Sponsor determines by reference to an MLP’s SEC filings that the majority of its revenues are generated by activities that do not fall into the Bloomberg subgroup to which it has been assigned, the Index Sponsor may reclassify that MLP as “upstream,” “midstream” or “downstream,” using its good faith reasonable discretion.

Index Level Calculation

On each Trading Day, the level of the Index (the “Index Level”) is calculated real-time by the Index Calculation Agent beginning when the first Trading Price of any of the Constituents is received by the Index Calculation Agent. The level of the Index is disseminated real-time under the ticker symbol “MLPMP.” The Index launched on September 16, 2013 and was set to have a base Index Level of 100 as of August 23, 2013 (the “Base Date”).

The Index Level at any time, equals the sum of the products of (a) the number of units represented by each Constituent’s applicable weight in the Index multiplied by (b) the trading price or closing price, as applicable, of each such Constituent, divided by the Divisor. The “Divisor” by itself is an arbitrary number. However, in the context of the calculation of the Index Level, it attempts to keep the Index Level comparable over time and is the basis for Constituent-driven adjustments to the Index. The Divisor is adjusted at each rebalancing.

A “Constituent Trading Day” means, for any Constituent, any day on which the Exchange and each Related Exchange for that Constituent are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

A “Trading Price” means, for a Constituent, the most recently reported sale price, regular way, of the principal trading session on the Exchange (as defined below). If, however, trading in a Constituent is suspended prior to the opening of the Exchange, such Constituent’s adjusted Closing Price from the previous Constituent Trading Day will be used in the Index calculation until trading commences. If trading in a Constituent is suspended while the Exchange is open, the last traded price for such Constituent will be used for all subsequent Index calculations until trading commences.

A “Closing Price” means, for a Constituent, on any date of determination, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such date on the Exchange. If, however, such price is not reported, the last traded price for such Constituent will be used for all subsequent Index calculations until trading commences.

The “Exchange” means, for a Constituent, the principal U.S. national securities exchange on which trading in such Constituent occurs.

A “Related Exchange” means, for a Constituent, each exchange where trading has a material effect (as determined by the Index Sponsor and the Index Calculation Agent) on the overall market for futures or options contracts relating to such Constituent.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

The above description of the Index Level Calculation is only a summary. You should understand that this summary does not describe the mathematical terms of the Index Level, and as a result is more general than the precise mathematical formulations used to calculate the Index Level. The mathematical calculation of the Index Level is described in the Index Rules.

Index Calculation Agent

Chicago Board Options Exchange® (“CBOE®”) will serve as the Index Calculation Agent. The Index Sponsor will employ the Methodology to calculate and disseminate the Index Level on each Trading Day on a real-time basis under the ticker symbol “MLPMP.” Each of the Index Calculation Agent and the Index Sponsor will employ the Methodology to make all other calculations, determinations, rebalancings and adjustments in respect of the Index. In the event of any inconsistency between the Index Calculation Agent’s determinations in respect of the Index and the Index Sponsor’s determinations in respect of the Index, the determinations made by the Index Sponsor will be final and binding in the absence of manifest error. The Index Sponsor may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time, which may be any affiliate of the Index Sponsor.

Disruption to Valuation and Other Adjustments

The Index Sponsor does not presently intend to modify the Methodology used to compose or calculate the Index as described above. However, no assurance can be given that market, regulatory, judicial or other similar circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to the Methodology. In such an event, the Index Sponsor may, in its sole discretion, make modifications to the Index composition or Methodology in order to ensure consistency with developments affecting the MLP industry generally, provided that any such modifications must be consistent with the objectives and Methodology of the Index as described herein. Specifically, the Index Sponsor may modify the Methodology as it deems necessary under the following circumstances:

(a)       in response to any market, regulatory, judicial or other similar circumstance that may arise which, in the discretion of the Index Sponsor, necessitates a modification to fairly represent the level of the Index or otherwise be consistent with the objectives of the Index as described herein as if such circumstances had not arisen; or

(b)       for the purposes of:

(i)       curing any ambiguity or correcting the Methodology;

(ii)       mitigating any change in how input information is calculated or provided that would materially change the commercial effect of any provision of the Methodology; or

(iii)       replacing any electronic price or information dissemination source.

The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary to correct any manifest or proven error in its calculations or to cure, correct or supplement any defective provision contained in this description of the Index. The Index Sponsor will publish any material modifications that it makes as soon as practicable on its website.

Adjustments and Modifications

In certain circumstances, reconstitutions and rebalancings may occur between scheduled quarterly Rebalancing Dates. A new Constituent may be added (and an existing Constituent replaced) in the event of certain corporate actions affecting an existing Constituent and, in some cases, its status as an Eligible Constituent. Changes are announced immediately after they are determined, and become effective after the close of business on the next Trading Day (the “Replacement Date”). When a new Constituent is added to the Index between Rebalancing Periods, the new Constituent takes the weight of the Constituent it is replacing, as calculated on the Replacement Date.

Each of the replacement Constituents discussed below will be selected according to the Methodology described above. The removed or discontinued Constituent(s) will be replaced by the next ranked MLP from either the Large Group or the Mid-Small Group, as applicable (or from the Final Investment Universe if there were 40 or fewer MLPs in the Eligible Universe on the immediately preceding Selection Date), that would have been selected to be included in the Index according to Step 3 of the Methodology. If the removed or discontinued Constituent was initially chosen from the Large Group, then its replacement Constituent will be chosen from the Large Group, and if the removed or discontinued Constituent was initially chosen from the Mid-Small Group, then its replacement Constituent will be chosen from the Mid-Small Group. This process is more fully described in the second paragraph of Step 4 above. If, on the other hand, there were 40 or fewer MLPs in the Eligible Universe on the immediately preceding Selection Date, the replacement Constituent will be chosen as described for the Large Group Constituent in the second paragraph of Step 4 above, but from the larger initial pool of the Final Investment Universe.

Corporate Actions Affecting Eligible Constituents. The following events may require a Constituent’s replacement:

•	Merger or Acquisition. If a merger or consolidation between two Constituents occurs, the Constituent that is the continuing company will remain a Constituent and the other Constituent will be replaced by a new Constituent. If a merger or consolidation between a Constituent and a non-Constituent MLP occurs and the non-Constituent MLP is the continuing company, such Constituent will be removed and replaced by a new Constituent.

•	Spin-off: If a Constituent splits or spins-off a portion of its business to form one or more new MLPs, the Constituent with the larger market capitalization will remain a Constituent and the other Constituent will be removed from the Index.

•	Bankruptcy. In the event of a bankruptcy filing of a Constituent or any of its material subsidiaries, that Constituent will be removed and replaced by a new Constituent immediately. Exceptions are made on a case-by-case basis by the Index Sponsor. For example, an MLP might not be removed immediately when a bankruptcy is not a result of operating or financial difficulties.

•	Delisting. A Constituent will be removed and replaced by a new Constituent immediately if it ceases to be listed or quoted on any of the New York Stock Exchange (including NYSE Arca and NYSE Amex), NASDAQ Global Select Market, NASDAQ Select Market or NASDAQ Capital Market, and is therefore no longer part of the Eligible Universe.

Certain corporate actions and changes in the eligibility of existing Constituents may require an adjustment to the Divisor and others may not result in a Divisor adjustment at all. The following table summarizes the types of actions and corresponding Divisor adjustments, if any, that may be required. Divisor adjustments are usually made on the date the corporate action affecting the relevant Constituent becomes effective.

Type of action	Adjustment made to the Index	Divisor Adjustment
Constituent change – even number of adds and drops	The MLP added to the Index at the same weight of the removed MLP. This weight is used to compute the adjusted weight factor of the added MLP. If an MLP is being removed at a price of $0.00, then there is no replacement.	No
Constituent change – deletion only	No adjustments to the weights of the MLPs in the Index.	Yes
Stock Splits	No change in Divisor. Modified number of units of the affected MLP in the Index and price will be adjusted as per the split ratio resulting in no change in Index market capitalization.	No
Spin-off, De-listing, Suspension	In the event of a spin off the Constituent with the larger market capitalization will remain a Constituent and the other Constituent will be removed. The remaining MLP will maintain the same weight in the Index. In the event of a de-listing or suspension the Constituent will be removed and replaced by a new Constituent at the same weight.	No
Share Issuance or Share Repurchase	No change.	No
Special Dividends/Distributions	The special dividend/distribution will be reinvested into the MLP that paid the special dividend/distribution.	No

Suspension and Cancellation

The Index Sponsor may discontinue and cancel the Index at any time and is under no obligation to continue, or procure the continuation of, the calculation, publication and dissemination of the Index Level.

Corrections, Calculations and Determinations

The level of any Constituent, any corporate action data or any Divisor adjustment calculation that are discovered to be incorrect will be corrected upon detection of the error. If such errors are detected within 5 Trading Days, they will be corrected that same day, and the Index Calculation Agent will revise the Index Level for such day. If such errors are discovered after 5 Trading Days, adjustments will be handled on a case-by-case basis depending on the significance of the error and the feasibility of a correction, as determined by the Index Calculation Agent.

The Index Level is calculated using the Trading Prices and Closing Prices as described above. If the Relevant Exchange for any Constituent changes the price of a Constituent prior to the Index Calculation Agent’s final check, that new price will be used to calculate the closing Index Level. A final check of the relevant Closing Prices is generally performed within one and one and one half hours after the close of the relevant markets. This time frame may be expanded at the Index Calculation Agent’s discretion on days where trading volume is unusually large at the close. For example, futures and options expiration dates, and large index rebalancing dates often result in unusually large volume. Only changes received prior to this final check are used in the calculation of the closing Index Level.

License and Calculation Agreements

Citigroup Inc. and certain of its affiliates licensed the Index from Miller/Howard Strategic Indexes, LLC, its successors and assigns (“Miller/Howard”) pursuant to a licensing agreement under which Miller/Howard will receive a fee based on the outstanding stated principal amount of the C-Tracks. Miller/Howard has contracted with CBOE® to maintain and calculate the Index. “Chicago Board Options Exchange®” and “CBOE®” are registered trademarks of Chicago Board Options Exchange, Inc. Trademarks have been licensed for use for certain purposes by Citigroup Global Markets Inc. and its affiliates. None of Citigroup Inc. or any of its affiliates shall have any liability for any errors or omissions in calculating the Index. The C-Tracks are not sponsored, endorsed, or distributed by Miller/Howard, CBOE® or any of their respective affiliates. The license agreement between Miller/Howard and Citigroup Inc. provides that the following language must be stated in this pricing supplement:

Miller/Howard makes no representation or warranty, express or implied, to the owners or prospective owners of the C-Tracks or any member of the public regarding the advisability of investing in securities generally or in the C-Tracks particularly, or the ability of the C-Tracks to track the price and yield performance of the Index, the ability of the Index to perform as intended or the risks of the Index. Miller/Howard’s only relationship to the C-Tracks is the licensing of the Index and certain related data. Miller/Howard has not reviewed or approved the C-Tracks. The Index is determined, composed and calculated by Miller/Howard without the participation of Citigroup Inc. or any of its affiliates. Miller/Howard has no obligation to take the needs of Citigroup Inc. or any of its affiliates or the owners or prospective owners of the C-Tracks into consideration in determining, composing, calculating or otherwise using the Index. Miller/Howard is not responsible for and has not participated in the creation of the C-Tracks, the determination, composition or calculation of the C-Tracks, the determination of the prices and amount of the C-Tracks to be issued by Citigroup Inc. or the timing of the issuance or sale of the C-Tracks or in the determination or calculation of the equation by which the C-Tracks may be paid or redeemed. Miller/Howard has no obligation or liability in connection with the administration, marketing or trading of the C-Tracks.

MILLER/HOWARD DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE INDEX, OR ANY DATA INCLUDED THEREIN, OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO, AND MILLER/HOWARD SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. MILLER/HOWARD MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE OWNERS OR PROSPECTIVE OWNERS OF THE C-TRACKS OR ANY OTHER PERSON OR ENTITY FROM THE INDEX OR ANY DATA INCLUDED THEREIN. MILLER/HOWARD MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MILLER/HOWARD OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY DIRECT, SPECIAL, PUNITIVE, INDIRECT, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

The calculation agreement between CBOE® and Citigroup Inc. provides that the following language must be stated in this pricing supplement:

CBOE® OBTAINS INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF  VALUES OF THE INDEX AND INDICATIVE VALUES FROM SOURCES WHICH CBOE® CONSIDERS RELIABLE, BUT CBOE® DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF VALUES OF THE INDEX OR INDICATIVE VALUES OR ANY DATA USED IN CALCULATIONS OF VALUES OF THE INDEX OR INDICATIVE VALUES AND CBOE® SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. CBOE® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF SUCH VALUES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE ISSUANCE, SELLING OR TRADING OF ANY PRODUCTS THAT HAVE THE INDEX AS THEIR UNDERLYING INTEREST, OR FOR ANY OTHER USE. CBOE® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO ANY VALUES OF THE INDEX AND/OR INDICATIVE VALUES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL CBOE® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF THE USE OF VALUES OF THE INDEX AND/OR INDICATIVE VALUES OR ANY DATA USED IN CALCULATIONS OF VALUES OF

THE INDEX OR INDICATIVE VALUES OR THE ISSUANCE, SELLING OR TRADING OF ANY SUCH PRODUCTS.

Hypothetical Back-Tested Data

The graph below sets forth the hypothetical back-tested daily Index Levels (reflected in the line denoted “MLPMP Index”) for the period from January 4, 2010 to September 13, 2013 (the “Back-Test Period”). The Index was launched on September 16, 2013 and therefore has no actual historical information to report prior to that date. The published Closing Prices of the applicable Constituents on each Trading Day within the Back-Test Period were used to calculate the hypothetical back-tested Index Levels using the Methodology, but subject to certain assumptions and modifications described below. The hypothetical back-tested Index Levels were calculated by the Index Sponsor, and we have not independently verified their accuracy. The hypothetical back-tested Index performance information below is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index Methodology and in calculating the hypothetical back-tested Index Levels, and the fact that the hypothetical back-tested Index Levels were calculated in a manner that differed from the Methodology in certain respects, as described in more detail below.

The hypothetical back-tested Index Levels set forth in the graph below should not be taken as an indication of the future performance of the Index. Any upward or downward trend in the hypothetical back-tested Index Levels during any period shown below is not an indication that the Index Level is more or less likely to increase or decrease in the future.

The hypothetical back-tested Index Levels below represent a calculation of the hypothetical past performance of the Index, applying the Methodology to the historical Closing Prices of the applicable Constituents, but subject to certain assumptions and modifications which differ from the actual rules by which the Index will be calculated in the future and which may be different from the methodology that someone else might use to back-test the Index. The Index Sponsor has advised us that it has calculated the hypothetical back-tested Index Levels applying the Methodology substantially as described above, subject to the following assumptions and modifications:

1.	The ADTV criterion for inclusion in the Eligible Universe was not applied, so that MLPs were eligible for inclusion in the Eligible Universe in the Back-Test Period regardless of their three-month ADTV.

2.	Each quarterly rebalancing was given effect on the fifth Trading Day immediately following the relevant Selection Date, rather than over the Rebalancing Period of four Trading Days commencing on that fifth Trading Day as the Methodology provides.

3.	For purposes of the distribution coverage factor that is used in the selection of Constituents to be included in the Index on each Selection Date, historical EBITDA was determined based on historical data archived by Bloomberg. That data is generally available only once per quarter during the Back-Test Period and may differ from the data that would have been available and used as of the applicable Selection Date had the Index been in existence during the Back-Test Period.

If the hypothetical back-tested Index Levels were calculated based on different assumptions or if the modifications to the Methodology were not made, or if the Back-Test Period covered a longer or different time period, the hypothetical back-tested performance of the Index might look materially different.

Hypothetical Back-Tested Information

January 4, 2010 through September 13, 2013

You should not take the hypothetical back-tested Index Levels as an indication of future performance of the Index.

Historical Performance of the Index

The graph below illustrates the actual historical performance of the Index from September 16, 2013 to April 1, 2020.

The actual level of the Index as of April 1, 2020 was 18.95.

Historical Daily Index Closing Levels

September 16, 2013 to April 1, 2020

VALUATION OF THE C-TRACKS

General

The market value of the C-Tracks will be affected by several factors, many of which are beyond our control. See “Risk Factors Relating to the C-Tracks” in this pricing supplement for a discussion of the factors that may influence the market value of the C-Tracks prior to maturity.

Capitalized terms used and not otherwise defined in this section have the respective meanings set forth under “Description of the C-Tracks.”

Intraday Index Level

On each trading day, Chicago Board Options Exchange® (“CBOE®”) or a successor, as Index Calculation Agent, will calculate and publish the Intraday Index Level every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “MLPMP.” The actual Closing Level of the Index may vary, and on a cumulative basis over the term of the C-Tracks may vary significantly from the Intraday Index Level. Consequently, the return on the C-Tracks will not be the same as investing in a debt security with a payment at maturity or upon redemption linked to the performance of the Index measured by Intraday Index Levels.

The intraday calculation of the Index level will be provided for reference purpose only. Published calculations of the Intraday Index Level from the Index Calculation Agent may be subject to delay or postponement. Any such delay or postponement may affect the current Index level and therefore the value of the C-Tracks in any secondary market. The Intraday Index Level will be based on the intraday prices of the Index Constituents.

Intraday Indicative Value

An intraday “Indicative Value” of the C-Tracks that is meant to approximate the intrinsic economic value of the C-Tracks will be calculated and published by CBOE® or a successor over Bloomberg under the ticker symbol “MLPCN”. Although CBOE® will calculate and publish the intraday level of the C-Tracks every 15 seconds on any Trading Day, your payment on the C-Tracks at maturity or upon redemption will be determined based on the Closing Indicative Value on the applicable Final Valuation Period End Date, Issuer Redemption Valuation Period End Date or other applicable Valuation Date, as described in “Description of the C-Tracks” in this pricing supplement, or, if sold in the secondary market, will be based on secondary market trading prices at the time of sale.

In connection with your C-Tracks, we use the term “Indicative Value” above to refer to the value at a given time determined based on the following equation:

Indicative Value = C-Tracks Current Value, plus the Current Accrued Distribution Amount, minus the Current Accrued Investor Fee;

where,

“C-Tracks Current Value” means the C-Tracks Current Value on the immediately preceding calendar day multiplied by the Current Daily Return Factor;

“Current Accrued Distribution Amount” means, on any calendar day, the Accrued Distribution Amount with respect to your C-Tracks as of that calendar day, determined as described in this pricing supplement.

“Current Daily Return Factor” means the most recent published level of the Index as reported by CBOE®, divided by the Closing Level of the Index on the immediately preceding calendar day (provided that the Closing Level of the Index on any day that is not a Trading Day will be deemed to be the same as on the immediately preceding Trading Day); and

“Current Accrued Investor Fee” means, on any calendar day, the Accrued Investor Fee with respect to your C-Tracks as of that calendar day, determined as described in this pricing supplement.

CBOE® is not affiliated with Citigroup Inc. and does not approve, endorse, review or recommend Citigroup Inc. or the C-Tracks.

The actual trading prices of the C-Tracks may vary significantly from their indicative values.

Split or Reverse Split of the C-Tracks

We may initiate a split or reverse split of the C-Tracks at any time. We will determine the ratio of such split or reverse split, as applicable, using relevant market indicia. If we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant C-Tracks and press release announcing the split or reverse split, the ratio and specifying the effective date of the split or reverse split.

If the C-Tracks undergo a split or reverse split as described in the paragraph above, we will adjust the terms of the C-Tracks accordingly. For example, should the Closing Indicative Value on any day be above $100, we may, but are not obligated to, initiate a 4 for 1 split of your C-Tracks. If the C-Tracks undergo a 4-for-1 split, each investor who holds one C-Track via DTC prior to the split will, after the split, hold four C-Tracks, and adjustments will be made as described below. The effective date for the split will be specified in the announcement, and will be at least three Business Days after the announcement date. The C-Tracks current value, the index factor, the accrued distribution amount and the accrued investor fee on the Trading Day immediately preceding the effective date (the “split record date”) will be divided by 4 to reflect the 4-for-1 split of your C-Tracks. If the split record date falls between a coupon determination date and the related coupon ex-date, the accrued distribution amount and the accrued investor fee on the relevant coupon determination date would be divided by 4 in order to calculate the coupon distribution adjustment amount and the coupon fee adjustment amount on that related coupon ex-date. Any adjustment of the C-Tracks current value, the index factor, the accrued distribution amount and the accrued investor fee will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of C-Tracks (commonly referred to as “partials”) in a manner determined by us in our sole discretion. For example, if the C-Tracks undergo a 1-for-4 reverse split, each investor who holds four C-Tracks via DTC on the date specified in the announcement of the reverse split will, after the reverse split, hold only one C-Track, and adjustments will be made as described below. The effective date for the reverse split will be specified in the announcement, and will be at least three Business Days after the announcement date. The Closing Indicative Value on the Trading Day immediately preceding the effective date will be multiplied by four to reflect the 1-for-4 reverse split of your C-Tracks. Any adjustment of closing indicative value will be rounded to 8 decimal places.

Holders who own a number of C-Tracks that is not evenly divisible by 4 in the example above will receive the same treatment as all other holders for the maximum number of C-Tracks they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” C-Tracks in a manner determined by us in our sole discretion. We may provide holders with a cash payment for their partials on the 17th Business Day following the effective date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted C-Tracks on the 14th Trading Day following the effective date. For example, a holder who held 23 C-Tracks via DTC would hold 5 C-Tracks following the reverse split and receive a cash payment on the 17th Business Day following the effective date equal to 75% of the Closing Indicative Value of the reverse split-adjusted C-Tracks on the 14th Trading Day following the effective date.

A “Business Day” means a day, as determined by the C-Tracks Calculation Agent, that is not a Saturday, a Sunday or a day on which the banking institutions or trust companies in the City of New York are closed.

A “Trading Day” means, as determined by the C-Tracks Calculation Agent, a day on which (i) the level of the Index is calculated and published and (ii) trading is generally conducted on the New York Stock Exchange (including NYSE Arca and NYSE Amex), NASDAQ Global Select Market, NASDAQ Select Market and NASDAQ Capital Market.

DESCRIPTION OF THE C-Tracks

You should read this pricing supplement together with the accompanying prospectus supplement and prospectus before making your decision to invest in the C-Tracks. The description in this pricing supplement of the particular terms of the C-Tracks supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement and prospectus.

You may access the prospectus supplement and prospectus on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for July 11, 2019 on the SEC website)):

▪	Prospectus Supplement dated July 11, 2019 and Prospectus dated June 27, 2019: https://www.sec.gov/Archives/edgar/data/831001/000119312519192607/d775307d424b2.htm

General

C-Tracks is the registered trademark of exchange-traded notes (“ETNs”) of Citigroup Inc. The C-Tracks are a series of unsecured senior debt securities issued by Citigroup Inc. The C-Tracks will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. Unlike ordinary debt securities, the C-Tracks do not offer regular, fixed interest payments and do not guarantee any return of principal at maturity. Instead, the C-Tracks are designed for investors who seek exposure to the performance of the Index and any distributions that may be paid on the securities included in the Index, each reduced by an Accrued Investor Fee, as described below. At maturity or upon early redemption you will receive an amount in cash that will vary depending on the Closing Level of the Miller/Howard MLP Fundamental Index (the “Index”), as described below, and which can be significantly less than the stated principal amount of the C-Tracks and could be zero. The C-Tracks offer the potential for variable quarterly coupon payments based on the ordinary cash distributions paid on the securities included in the Index (the “Index Constituents”) during the relevant coupon period. The Index was established by Miller/Howard Strategic Indexes, LLC (the “Index Sponsor”) and is published by CBOE® (the “Index Calculation Agent”). The Index is designed to measure the performance of 25 energy master limited partnerships (“MLPs”) selected quarterly by a methodology that is based upon quantitative fundamental factors of publicly traded MLPs, including distribution growth, estimated fiscal year capital expenditure and distribution coverage. See “Description of the Index” in this pricing supplement.

The C-Tracks will mature on September 28, 2023 (the “Maturity Date”). Subject to the minimum redemption and notification requirements set forth under “Terms of the C-Tracks—Redemption Procedures” in this pricing supplement, you may submit your C-Tracks for redemption during the term of the C-Tracks. If you submit your C-Tracks for redemption, you will receive a cash payment per C-Track equal to the Closing Indicative Value on the Valuation Date following the Business Day on which we receive an investor’s notice of redemption by 4:00 p.m., New York City time, minus the applicable Redemption Charge, as described below. You must submit for redemption at least 50,000 C-Tracks at one time to exercise your right of redemption on any Redemption Date. We may redeem the C-Tracks, in whole and not in part, on any Business Day on or after September 25, 2014. If we redeem the C-Tracks, you will receive a cash payment per C-Track equal to the applicable Closing Indicative Value on the Issuer Redemption Valuation Period End Date (adjusted down by any final Coupon Amount otherwise due on the applicable Redemption Date), as described below.

You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the C-Tracks in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the C-Tracks by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the C-Tracks through the accounts those systems maintain with DTC. You should refer to the section “Description of Debt Securities—Book-Entry Procedures and Settlement” in the accompanying prospectus.

The “Inception Date” means September 25, 2013.

Interest

Unless the C-Tracks have been previously redeemed at your or our option, for each C-Track that you hold on the relevant Coupon Record Date, you will receive a coupon payment in cash equal to the Coupon Amount, if any, on the related Coupon Determination Date. The Coupon Amount for each calendar day will equal the Accrued Distribution Amount, which represents the value of ordinary cash distributions, net of applicable dividend withholding tax, that a hypothetical person holding the Index Constituents in proportion to the weights of the Index Constituents in the Index would have been entitled to receive with respect to any Index Constituent for those ordinary cash distributions whose “ex-dividend date” has occurred since the most recent Coupon Determination Date (or since the Inception Date, for the period prior to the first Coupon Determination Date), reduced by the Accrued Investor Fee (as defined under “—Payment at Maturity below). If on any Coupon Determination Date the Accrued Distribution Amount is less than the Accrued Investor Fee, you will not receive any coupon payment on the related Coupon Payment Date. Any special distributions of an Index Constituent will not be included in the Accrued Distribution Amount and will instead be reinvested in that Index Constituent. See “Description of the Index—Adjustments and Modifications.”

In the case of an MLP that is organized or doing business outside the United States, in order to determine the Index Distribution, the amount of any dividend or distribution will be reduced by any applicable foreign withholding taxes that would apply to dividends or other distributions paid to a hypothetical U.S. person that is not entitled to a reduction in such taxes under any U.S. income tax treaty.

“Accrued Distribution Amount” on the Inception Date was set to $0.00. The Accrued Distribution Amount will be calculated on each calendar day thereafter and will equal, for each calendar day:

•	prior to the Final Valuation Period or the Issuer Redemption Valuation Period, as applicable, (i) the Accrued Distribution Amount on the immediately preceding calendar day, plus (ii) the Index Distribution divided by the Index Factor, each as of the current calendar day, minus (iii) the Coupon Distribution Adjustment Amount as of the current calendar day; and

•	during the Final Valuation Period or the Issuer Redemption Valuation Period, as applicable, (i) the Accrued Distribution Amount on the immediately preceding calendar day, plus (ii)(a) the Index Distribution multiplied by a fraction equal to the Index Exposure divided by the C-Tracks Current Value, each as of the immediately preceding calendar day divided by (b) the Index Factor as of the current calendar day, minus (ii) the Coupon Distribution Adjustment Amount as of the current calendar day.

“Coupon Amount” means, for any Coupon Determination Date, the greater of (i) zero and (ii) the Accrued Distribution Amount minus the Accrued Investor Fee, each calculated as of that Coupon Determination Date.

“Coupon Determination Date” means the 25th day of each March, June, September and December, beginning December 25, 2013 and ending on the Final Valuation Period End Date or Issuer Redemption Period End Date, as applicable, subject to postponement for non-Business Days, and in the case of the Coupon Determination Date that is on the Final Valuation Period End Date or Issuer Redemption Period End Date, as applicable, non-Observation Days.

“Coupon Distribution Adjustment Amount” means, (i) for any calendar day that is not a Coupon Ex-date, $0.00 and (ii) for any calendar day that is a Coupon Ex-date, the Accrued Distribution Amount as of the close of the immediately preceding Coupon Determination Date.

“Coupon Ex-date” means, for any Coupon Record Date other than the Final Valuation Period End Date or Issuer Redemption Period End Date, as applicable, the second scheduled Trading Day preceding that Coupon Record Date.

“Coupon Payment Date” means, for any Coupon Determination Date, the fifth Business Day after such date, except that the Coupon Payment Date for the Final Valuation Period End Date or the Issuer Redemption Valuation Period End Date, as applicable, will be the Maturity Date or the Redemption Date, as applicable.

“Coupon Record Date” means, for any Coupon Payment Date, the Business Day immediately prior to that Coupon Payment Date. The quarterly coupon payment for each Coupon Payment Date will be made to the holders of record as of the related Coupon Record Date, except that any coupon payment for the Maturity Date or, in the event of a redemption at our option, the Redemption Date, will be payable persons who receive the payment of the Closing Indicative Value at maturity or early redemption at our option, as applicable.

“Index Distribution” means, for each calendar day, the sum of the products of (i) the value of ordinary cash distributions of each of the Index Constituents, net of any dividend withholding tax, that a hypothetical holder of one unit of each Index Constituent on such calendar day would have been entitled to receive in respect of that Index Constituent for those ordinary cash distributions whose “ex-dividend” date occurs on such calendar day and (ii) the number of units represented by each Index Constituent’s applicable weight in the Index. Any special distributions of an Index Constituent will not be included in the Index Distribution and will instead be reinvested in that Index Constituent. See “Description of the Index—Adjustments and Modifications.”

“Index Factor” initially equals 4.00360, which equals the Closing Level of the Index on the Inception Date divided by $25.00 and which we refer to as the “Initial Index Factor.” The Index Factor will be reset on each Coupon Determination Date and will equal the greater of (i) the Initial Index Factor and (ii) the Closing Level of the Index divided by the Closing Indicative Value, each calculated as of that Coupon Determination Date. If the C-Tracks undergo any subsequent split or reverse split, the Index Factor will be adjusted accordingly.

Denomination

The denomination and stated principal amount of each C-Track is $25.00. We may implement a split or reverse split the C-Tracks at any time. We will determine the ratio of such split or reverse split, as applicable, using relevant market indicia. See “Valuation of the C-Tracks—Split or Reverse Split of the C-Tracks” in this pricing supplement.

Payment at Maturity

The C-Tracks will mature on the Maturity Date. If the Maturity Date is not a Business Day, the Maturity Date will be the next following Business Day. At maturity, unless the C-Tracks are earlier redeemed at your or our option, you will receive, for each $25.00 stated principal amount of the C-Tracks that you hold, cash in an amount equal to the Closing Indicative Value on the Final Valuation Period End Date. The Closing Indicative Value on the Final Valuation Period End Date will be adjusted down by any final Coupon Amount otherwise due at maturity. Payment at maturity will be made on the Maturity Date. In the event that payment at maturity is deferred beyond the original Maturity Date, penalty interest will not accrue or be payable with respect to that deferred payment.

The “Accrued Investor Fee” on the Inception Date was set to $0.00. For each calendar day thereafter, the Accrued Investor Fee will equal: (i) the Accrued Investor Fee on the immediately preceding calendar day, plus (ii)(a) 0.95% multiplied by (b) the Closing Indicative Value on the immediately preceding calendar day divided by (c) 365, minus (iii) the Coupon Fee Adjustment Amount on the current calendar day.

We may, by notice to all holders, irrevocably elect to reduce the Accrued Investor Fee for all calendar days following a Trading Day we specify in our notice. If the C-Tracks undergo any subsequent split or reverse split, the Accrued Investor Fee will be adjusted accordingly.

Because the Accrued Investor Fee reduces the amount of your return at maturity or upon redemption, and in addition the Redemption Charge reduces the amount of your return upon early redemption at your option, the level of the Index will need to increase significantly in order for you to receive at least the amount of your initial investment at maturity or upon redemption. If the increase in the level of the Index is insufficient to offset the negative effect of the Accrued Investor Fee (and, in the case of early redemption at your option, the Redemption Charge), or if the level of the Index decreases, you will receive less than the amount of your initial investment at maturity or upon redemption.

The “Closing Indicative Value” for any calendar day will equal (i) the C-Tracks Current Value on that day, plus (ii) the Accrued Distribution Amount on that day, minus (iii) the Accrued Investor Fee on that day. If the C-Tracks undergo any subsequent split or reverse split, the Closing Indicative Value will be adjusted accordingly.

The “Closing Level” means the closing level of the Index published by the Index Calculation Agent at the regular weekday close of trading on any Trading Day, calculated as described under “Description of the Index.” The Closing Level of the Index on any day that is not a Trading Day will be deemed to be the same as on the immediately preceding Trading Day. If the C-Tracks Calculation Agent disagrees with the closing level of the Index as published by the Index Calculation Agent as a result of any manifest or proven error or because such closing level is inconsistent with the calculation and methodology of the Index, the Closing Level will be the closing level of the Index as calculated by the C-Tracks Calculation Agent in accordance with the current applicable Index procedures. In certain circumstances, the Closing Level of the Index will be based on the alternate calculation of the Index described under “—Discontinuance of the Index,” “—Alteration of Method of Calculation” and “—Market Disruption Events” below.

The “Coupon Fee Adjustment Amount” means, (i) for any calendar day that is not a Coupon Ex-date, $0.00 and (ii) (a) if the Coupon Amount in respect of such Coupon Ex-date is greater than zero, the Accrued Investor Fee as of the immediately preceding Coupon Determination Date and (b) if the Coupon Amount in respect of such Coupon Ex-date is zero, the Coupon Distribution Adjustment Amount as of that Coupon Ex-date.

The “C-Tracks Calculation Agent” means, for the C-Tracks, Citigroup Global Markets Inc. (“CGMI”)

The “C-Tracks Current Value” on the Inception Date was set to $25.00. Thereafter the C-Tracks Current Value will equal:

•	for each calendar day prior to the Final Valuation Period or the Issuer Redemption Valuation Period, as applicable, the C-Tracks Current Value on the immediately preceding calendar day multiplied by the Daily Return Factor on the current calendar day; and

•	for each calendar day during the Final Valuation Period or Issuer Redemption Valuation Period, as applicable, the sum of (a) the Index Exposure and (b) the Notional Cash Amount.

The “Daily Return Factor” for any calendar day will equal the Closing Level of the Index on that day, divided by the Closing Level of the Index on the immediately preceding calendar day. The Closing Level of the Index on any day that is not a Trading Day will be deemed to be the same as on the immediately preceding Trading Day and, during the Final Valuation Period or Issuer Redemption Valuation Period, as applicable, the Closing Level of the Index on any Trading Day that is not an Observation Day will be deemed to be the same as on the immediately preceding Observation Day.

The “Final Valuation Period” means the consecutive Observation Day period commencing on, and including, the Final Valuation Period Start Date and ending on, and including, the Final Valuation Period End Date.

The “Final Valuation Period End Date” means September 25, 2023, or if such day is not an Observation Day the immediately following Observation Day. In no event will the Final Valuation Period End Date be postponed more than three Business Days past the originally scheduled Final Valuation Period End Date.

The “Index Exposure” will equal, for each Observation Day during the Final Valuation Period or the Issuer Redemption Valuation Period, as applicable, the product of (i) the Index Exposure on the immediately preceding Observation Day (or, in the case of the Final Valuation Period Start Date or Issuer Redemption Valuation Period Start Date, as applicable, the C-Tracks Current Value on the immediately preceding Observation Day) multiplied by the Daily Return Factor on the current Observation Day and (ii) a fraction equal to (a) the number of scheduled Observation Days left in the Final Valuation Period or Issuer Redemption Valuation Period, as applicable, excluding the current Observation Day divided by (b) the number of scheduled Observation Days left in the Final Valuation Period or Issuer Redemption Valuation Period, as applicable, including the current Observation Day. The Index Exposure on any day that is not an Observation Day will be deemed to be the same as on the immediately preceding Observation Day.

The “Final Valuation Period Start Date” means September 21, 2023, or if such day is not an Observation Day the immediately following Observation Day.

The “Notional Cash Amount” will equal, for each Observation Day during the Final Valuation Period or the Issuer Redemption Valuation Period, as applicable, the sum of (i) the Notional Cash Amount on the immediately preceding Observation Day (or, in the case of the Final Valuation Period Start Date or Issuer Redemption Valuation Period Start Date, as applicable, $0.00) and (ii) the Index Exposure on the immediately preceding Observation Day (or, in the case of the Final Valuation Period Start Date or Issuer Redemption Valuation Period Start Date, as applicable, the C-Tracks Current Value on the immediately preceding Observation Day) multiplied by the Daily

Return Factor on the current Observation Day divided by the number of scheduled Observation Days left in the Final Valuation Period or Issuer Redemption Valuation Period, as applicable, including the current Observation Day. The Notional Cash Amount on any day that is not an Observation Day will be deemed to be the same as on the immediately preceding Observation Day.

An “Observation Day” means a Trading Day on which no Market Disruption Event has occurred or is continuing.

Early Redemption at Your Option

Payment Upon Redemption

Prior to maturity, subject to the notification and minimum redemption requirements set forth below, you may submit your C-Tracks for redemption on any Redemption Date during the term of the C-Tracks, provided that you submit for redemption at least 50,000 C-Tracks, or your broker or other financial intermediary (such as a bank or other financial institution not required to register as a broker-dealer to engage in securities transactions) bundles your C-Tracks for redemption with those of other investors to reach this minimum. If you choose to redeem your C-Tracks on a Redemption Date, you will receive a cash payment per C-Track on such date equal to the Closing Indicative Value on the related Valuation Date, minus the Redemption Charge (the “Redemption Price”).

When you submit your C-Tracks for redemption in accordance with the redemption procedures described under “—Redemption Procedures” CGMI may repurchase the C-Tracks from you at the Redemption Price instead of our redeeming the C-Tracks, and if CGMI does not repurchase the C-Tracks, then we will redeem them. Any C-Tracks repurchased by CGMI may remain outstanding (and resold by CGMI) or may be submitted to us for cancellation.

The “Redemption Charge” is a one-time charge imposed upon early redemption at your option and is equal to (i) 0.10%, multiplied by (ii) the Closing Indicative Value on the applicable Valuation Date. The Redemption Charge is intended to allow us to recoup the brokerage and other transaction costs that we will incur in connection with redeeming the C-Tracks. The proceeds we receive from the Redemption Charge may be more or less than such costs.

A “Redemption Date”, in the event of a redemption at your option, is the third Business Day following each Valuation Date. The final Redemption Date will be the third Business Day following the Valuation Date that is on the Final Valuation Period End Date or Issuer Redemption Valuation Period End Date, as applicable. In the event that payment upon redemption is deferred beyond the original Redemption Date, penalty interest will not accrue or be payable with respect to that deferred payment.

A “Valuation Date” is each Trading Day from, and including, the Inception Date up to, and including, the Final Valuation Period End Date or Issuer Redemption Valuation Period End Date, as applicable, subject to postponement for Market Disruption Events. If on any Trading Day that was to be a Valuation Date (but for this sentence) a Market Disruption Event occurs or is continuing, we may postpone the Valuation Date to the next Trading Day on which there is no Market Disruption Event in accordance with the section “—Market Disruption Events” below. However, in no event will the Valuation Date be postponed for more than five scheduled Trading Days. If we postpone the Valuation Date as described in the immediately preceding sentence, then the Closing Indicative Value for such postponed Valuation Date will be determined as described under “—Market Disruption Events” below.

Redemption Procedures

You may, subject to the minimum redemption amount described above, submit your C-Tracks for redemption on any Redemption Date. To have your C-Tracks redeemed, you must instruct your broker or other person through whom you hold your C-Tracks to take the following steps:

•	deliver an irrevocable Offer for Redemption, a form of which is attached as Annex A to this pricing supplement, to CGMI by no later than 4:00 p.m., New York City time, on the Business Day prior to the desired Valuation Date. We or CGMI must acknowledge receipt of the Offer for Redemption in order for it to be effective (the “Confirmation”);

•	instruct your DTC custodian to book a delivery vs. payment trade with respect to your C-Tracks on the applicable Valuation Date at a price equal to the applicable Closing Indicative Value, minus the Redemption Charge, facing Citigroup Global Markets Inc. DTC 0418, or such other DTC account as specified in the Confirmation; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Date (the third Business Day following the applicable Valuation Date).

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the C-Tracks in respect of such deadlines. If we do not receive your Offer for Redemption by 4:00 p.m., New York City time, on the Business Day prior to the applicable Valuation Date, your Offer for Redemption will not be effective, and your C-Tracks will not be redeemed on the applicable Redemption Date. Any redemption instructions that we or CGMI receive in accordance with the procedures described above will be irrevocable.

Early Redemption at Our Option

We may redeem the C-Tracks, in whole and not in part, on any Business Day on or after September 25, 2014. If we elect to redeem the C-Tracks, we will give you notice not less than three Business Days prior to the scheduled Issuer Redemption Valuation Period Start Date (the “Issuer Redemption Valuation Period Notice Date”). If we exercise our right to redeem the C-Tracks, we will deliver an irrevocable call notice to the DTC, the holder of the global security for each offering of securities (the “Issuer Redemption Notice”). If we redeem your C-Tracks at our option, you will receive on the applicable Redemption Date for each $25.00 stated principal amount of the C-Tracks that you hold cash in an amount equal to the Closing Indicative Value on the Issuer Redemption Valuation Period End Date. The Closing Indicative Value on the Issuer Redemption Valuation Period End Date will be adjusted down by any final Coupon Amount otherwise due on the applicable Redemption Date.

The “Issuer Redemption Valuation Period Start Date” means the first Observation Day of the Issuer Redemption Valuation Period as specified in the Issuer Redemption Notice.

The “Issuer Redemption Valuation Period End Date” means the earlier of (a) the scheduled Observation Day as specified in the Issuer Redemption Notice, (b) the fifth Observation Day during the period commencing on, and including, the Issuer Redemption Valuation Period Start Date and (c) the sixth Business Day immediately following the Issuer Redemption Valuation Period Start Date.

The “Issuer Redemption Valuation Period” means the consecutive Observation Day period commencing on, and including, the Issuer Redemption Valuation Period Start Date and ending on, and including, the Issuer Redemption Valuation Period End Date.

The “Redemption Date”, in the event of a redemption at our option, means the seventh Business Day immediately following the Issuer Redemption Valuation Period Start Date.

Further Issuances

We announced on June 15, 2015 that we do not intend to issue any additional C-Tracks.

Discontinuance of the Index

If the Index Calculation Agent discontinues publication of the Index and another entity publishes a successor or substitute index that the C-Tracks Calculation Agent determines, in its sole discretion, to be comparable to the Index, then the level of the Index will be determined by reference to the level of that index, which we refer to as a “Successor Index.”

Upon any selection by the C-Tracks Calculation Agent of a Successor Index, the C-Tracks Calculation Agent will cause notice to be furnished to us and the Trustee, who will provide notice of the selection of the Successor Index to the registered holders of the C-Tracks.

If the Index Calculation Agent discontinues publication of the Index and a Successor Index is not selected as described above or is no longer published on any date of determination of the level of the Index, the value to be substituted for the Index for that date will be a value computed by the C-Tracks Calculation Agent for that date in accordance with the procedures last used to calculate the Index prior to any such discontinuance.

If a Successor Index is selected or the C-Tracks Calculation Agent calculates a value as a substitute for the Index as described above, the Successor Index or value will be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event occurs.

Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the market value of the C-Tracks. All determinations made by the Index Calculation Agent and the C-Tracks Calculation Agent will be at the sole discretion of the Index Calculation Agent or the C-Tracks Calculation Agent as applicable, and will be conclusive for all purposes and binding on us, Citigroup Inc. and the beneficial owners of the C-Tracks, absent manifest error.

Alteration of Method of Calculation

If at any time the method of calculating the Index or a Successor Index is changed in any material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or the Successor Index does not, in the opinion of the C-Tracks Calculation Agent, fairly represent the level of the Index had the changes or modifications not been made, then, from and after that time, the C-Tracks Calculation Agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the C-Tracks Calculation Agent, may be necessary to arrive at a calculation of a value of an index comparable to the Index or the Successor Index as if the changes or modifications had not been made, and calculate the level of the Index with reference to the Index or the Successor Index. Accordingly, if the method of calculating the Index or the Successor Index is modified so that the level of the Index or the Successor Index is a fraction or a multiple of what it would have been if it had not been modified, then the C-Tracks Calculation Agent will adjust that index to arrive at a level of the Index as if it had not been modified.

Market Disruption Events

The determination of the value of a C-Track on the Final Valuation Period End Date, the Issuer Redemption Valuation Period End Date or on any other applicable Valuation Date, as applicable, may be postponed if the C-Tracks Calculation Agent determines that a Market Disruption Event has occurred or is continuing during the Final Valuation Period or Issuer Redemption Valuation Period or on any such Valuation Date. In no event, however, will (a) the Final Valuation Period End Date (including the Coupon Determination Date that is on the Final Valuation Period End Date) be postponed more than three Business Days past the originally scheduled Final Valuation Period End Date, (b) the Issuer Redemption Valuation Period End Date be postponed past the sixth Business Day immediately following the Issuer Redemption Valuation Period Start Date or (c) any Valuation Date be postponed by more than five Trading Days or past the scheduled Final Valuation Period End Date. If a Market Disruption Event occurs or is continuing on such final postponed days, that day will nevertheless be the Final Valuation Period End Date (and final Coupon Determination Date), Issuer Redemption Valuation Period End Date or other applicable Valuation Date, as applicable, and the C-Tracks Calculation Agent will make a good-faith estimate in its sole discretion of the Closing Indicative Value for such day. All determinations and adjustments to be made by the C-Tracks Calculation Agent may be made in the C-Tracks Calculation Agent’s sole discretion. See “Risk Factors Relating to the C-Tracks” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the C-Tracks Calculation Agent.

“Market Disruption Event” means, as determined by the C-Tracks Calculation Agent,

(1)	the occurrence or existence of any suspension of or limitation imposed on trading by the relevant Exchange or otherwise (whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise) relating to securities that comprise 20 percent or more of the level of the Index, which the C-Tracks Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(2)	the occurrence or existence of any event (other than an Early Closure (as defined below)) that disrupts or impairs (as determined by the C-Tracks Calculation Agent) the ability of market participants in general to effect transactions in, or obtain market values for, securities that comprise 20 percent or more of the level of the Index on their relevant Exchanges, which the C-Tracks Calculation Agent determines is material, at any time during the one-hour period that ends at the Closing Time of the relevant Exchange;

(3)	the closure on any Constituent Trading Day of the Exchange(s) for securities comprising 20 percent or more of the level of the Index or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Constituent Trading Day and (ii) the submission deadline for orders to be entered into the Exchange or Related Exchange system for execution at such actual closing time (an “Early Closure”); or

(4)	the failure of the Exchange for any security included in the Index or any Related Exchange to open for trading during its regular trading session.

For purposes of this definition, the relevant percentage contribution of a security included in the Index to the level of the Index will be based on a comparison of the portion of the level of the Index attributable to that security to the level of the Index, in each case immediately before the applicable event that, if the 20 percent threshold is met, would be a Market Disruption Event.

The “Closing Time” on any day for any Exchange or Related Exchange is the Scheduled Closing Time for such Exchange or Related Exchange on such day or, if earlier, the actual closing time of such Exchange or Related Exchange on such day.

The “Exchange” means, with respect to any security included in the Index, the principal U.S. national securities exchange on which trading in such security occurs.

A “Related Exchange” means, with respect to any security included in the Index, each exchange where trading has a material effect (as determined by the C-Tracks Calculation Agent) on the overall market for futures or options contracts relating to such security.

The “Scheduled Closing Time” on any day for any Exchange or Related Exchange is the scheduled weekday closing time of such Exchange or Related Exchange on such day, without regard to after hours or any other trading outside of the regular trading session hours.

A “Constituent Trading Day” means, with respect to any security included in the Index, any day on which the Exchange and each Related Exchange for that security are open for trading during their respective regular trading sessions, notwithstanding any such Exchange or Related Exchange closing prior to its Scheduled Closing Time.

Events of Default

In case an event of default with respect to the C-Tracks shall have occurred and be continuing, the amount declared due and payable for each C-Track upon any acceleration of the C-Tracks (the “Acceleration Amount”) will be equal to an amount determined by reference to the Closing Indicative Value as of the date of acceleration.

If the maturity of the C-Tracks is accelerated because of an event of default as described above, we shall, or shall cause the C-Tracks Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the C-Tracks as promptly as possible and in no event later than two Business Days after the date of acceleration.

Paying Agent and Trustee

Citibank, N.A. will serve as paying agent and registrar for the C-Tracks and will also hold the global security representing the C-Tracks as custodian for DTC. The Bank of New York Mellon will serve as trustee for the C-Tracks.

The CUSIP for the C-Tracks is 17321F201. The ISIN for the C-Tracks is US17321F2011.

Index Calculation Agent

The “Index Calculation Agent” is CBOE®. The Index Calculation Agent will employ the methodologies described in the section “Description of the Index” in calculating the level of the Index and its application of such methodology will be conclusive and binding. However, as described below, CGMI, an affiliate of ours, is the C-Tracks Calculation Agent for the C-Tracks. Notwithstanding anything to the contrary provided herein, for purposes of any calculation related to the C-Tracks, the C-Tracks Calculation Agent may disagree with an Index Closing Level published by the Index Calculation Agent if in its sole discretion the C-Tracks Calculation Agent determines that any such published Index Closing Level is inconsistent with the calculation and methodology of the Index as described in “Description of the Index” above or in the event of any manifest or proven error in the calculations. In that case, the determinations made by the C-Tracks Calculation Agent will be final, conclusive and binding for the C-Tracks.

C-Tracks Calculation Agent

The “C-Tracks Calculation Agent” for the C-Tracks will be CGMI. The C-Tracks Calculation Agent will, in its sole discretion, make all determinations regarding the value of the C-Tracks, including without limitation on any Coupon Determination Date, at maturity or upon earlier redemption, Market Disruption Events, Business Days, Trading Days, the Closing Indicative Value, the Daily Index Factor, the Closing Level of the Index on the Inception Date, any Valuation Date, the Accrued Investor Fee, the Accrued Distribution Amount, the Maturity Date, Redemption Dates, the amount payable in respect of your C-Tracks at maturity or upon redemption and any other calculations or determinations to be made by the C-Tracks Calculation Agent as specified herein in good faith and using its reasonable judgment by reference to such factors as the C-Tracks Calculation Agent deems appropriate. Absent manifest error, all determinations of Calculation Agent will be final, conclusive, and binding on you and us, without any liability on the part of the C-Tracks Calculation Agent. You will not be entitled to any compensation from us for any losses suffered as a result of any of the above determinations by the C-Tracks Calculation Agent.

The C-Tracks Calculation Agent reserves the right to make adjustments to correct errors contained in previously published information and to publish, or cause to be published, the corrected information, but is under no obligation to do so and will have no liability in respect of any errors or omissions contained in any subsequent publication.

If the C-Tracks Calculation Agent becomes aware that any value, level, account or other information used in connection with any calculation, determination, rebalancing or adjustment in respect of the calculation of the Index has been corrected or adjusted, the C-Tracks Calculation Agent may use such corrected or adjusted value, level, amount or other information and, as a consequence, make any change, adjustment, rebalancing, determination or calculation in respect of the calculations or determinations regarding the value of the C-Tracks it determines necessary or desirable to give effect to or reflect such corrected or adjusted value, level, amount or other information including, without limitation, to take account of any redenomination, exchange or conversion of any currency into a successor currency.

Notwithstanding that certain calculations, determinations, rebalancings and adjustments to the Index may be expressed to be “on” or “for” a certain date, the C-Tracks Calculation Agent may for purposes of calculating the Closing Indicative Value of the C-Tracks make such calculations, determinations, rebalancings and adjustments in respect of that date “as of” such date on a date after that date determined by it in its discretion.

Historical Data on the C-Tracks

The following graph shows the closing price of the C-Tracks on each day such prices were available for the period from September 26, 2013 to April 1, 2020. The related table shows the high, low and end-of-quarter closing price of the C-Tracks for each quarter during that same period. We have provided this historical information to help you evaluate the behavior of the C-Tracks. However, past performance is not indicative of how the C-Tracks will perform in the future.

The closing price of the C-Tracks on April 1, 2020 was $4.77 per $25.00 stated principal amount C-Track.

Historical Daily Closing Prices

September 26, 2013 to April 1, 2020

	High ($)	Low ($)	Period End ($)
2013
Quarter
Third (beginning September 26, 2013)	25.32	25.23	25.32
Fourth	26.20	24.86	25.20
2014
Quarter
First	27.01	25.68	26.65
Second	29.91	26.87	29.84
Third	31.12	28.55	29.91
Fourth	29.64	23.35	25.50
2015
Quarter
First	25.96	23.08	23.94
Second	25.60	22.27	22.27
Third	19.75	14.65	15.81
Fourth	18.42	13.66	15.46
2016
Quarter
First	15.48	11.22	14.24
Second	17.08	13.47	16.31
Third	16.85	15.63	16.35
Fourth	17.06	15.29	16.70

	High ($)	Low ($)	Period End ($)
2017
Quarter
First	18.42	16.67	17.44
Second	17.73	15.38	16.36
Third	16.69	15.35	15.94
Fourth	16.22	14.27	15.22
2018
Quarter
First	16.87	13.03	13.11
Second	15.13	12.88	14.27
Third	15.78	14.20	14.66
Fourth	15.14	11.82	12.05
2019
Quarter
First	14.30	12.22	13.77
Second	14.11	13.43	13.54
Third	14.00	12.48	12.76
Fourth	12.83	11.38	12.38
2020
Quarter
First	12.99	4.28	5.28
Second (through April 1, 2020)	4.77	4.77	4.77

Additional Terms of the C-Tracks

The C-Tracks are issued under Citigroup Inc.’s Medium-Term Notes, Series H.

(1) The section “Description of the Debt Securities—General” in the accompanying prospectus supplement shall be amended to read in its entirety as follows:

The senior notes are a series of senior debt securities issued under Citigroup’s senior debt indenture dated as of March 15, 1987 (as supplemented from time to time) between Citigroup (as successor to Primerica Corporation) and The Bank of New York Mellon (formerly The Bank of New York), as trustee.

(2) The section “Prospectus Summary—Debt Securities” in the accompanying prospectus shall be deemed deleted.

(3) The section “Description of Debt Securities” in the accompanying prospectus shall be amended in its entirety to read as follows:

The debt securities offered by this prospectus will be unsecured obligations of Citigroup and will be either senior or subordinated debt. Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” Forms of the indentures have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 under the Securities Act of 1933, as amended, of which this prospectus forms a part.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the indentures may be obtained from Citigroup or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

As used in this prospectus, the term “supplement” means either a prospectus supplement or a pricing supplement, as applicable.

Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the senior debt indenture and under the subordinated indenture will be The Bank of New York Mellon (formerly known as The Bank of New York). Citigroup has appointed Citibank, N.A. to act as paying agent under each indenture.

General

The indentures provide that unsecured senior or subordinated debt securities of Citigroup may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup. Citigroup also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.

United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup at a discount or a premium will be described in the applicable supplement.

Because Citigroup is a holding company, the claims of creditors of Citigroup’s subsidiaries will have a priority over Citigroup’s equity rights and the rights of Citigroup’s creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The applicable supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the indenture under which the debt securities are being issued;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•	if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	if any payments may be made at the election of Citigroup or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities (Section 2.02).

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Citigroup will be set forth in the supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Citigroup to be received by the holders of such debt securities may be adjusted.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not redeemable prior to maturity, except upon the occurrence of certain tax events described below under “—Redemption for Tax Purposes.” The redemption price for the debt securities upon the occurrence of certain tax events will be 100% of the principal amount thereof plus accrued interest to the date of the redemption.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not subject to any sinking fund.

 Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof (Section 2.01). The supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable supplement. However, when interests in such debt securities are held through The Depositary Trust Company (“DTC”), all payments in respect of such debt securities will be made in U.S. dollars, unless the holder of a beneficial interest in the DTC debt securities elects to receive payment in the foreign currency specified in the applicable supplement. See “—Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency—Currency Conversion” below.

Citigroup may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities under the indenture as the debt securities initially issued.

The senior debt securities will be issued only in registered form. The subordinated debt securities may be issued in registered form, bearer form, or both; however, unless otherwise specified in connection with a particular offering of subordinated debt securities, the subordinated debt securities will be issued in registered form. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such bearer securities will be described in the applicable supplement. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “—Book-Entry Procedures and Settlement.”

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Section

2.05) Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable supplement.

Unless otherwise specified in connection with a particular offering of debt securities denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between Citigroup and Citibank, N.A., London office, as registrar, fiscal agent and principal paying agent. The terms “registrar,” “fiscal agent,” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement. Unless otherwise specified in connection with a particular offering of debt securities, copies of the fiscal agency agreement are available for inspection during usual business hours at the principal office of Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England, and at the office of Dexia Banque Internationale à Luxembourg S.A., as long as the debt securities are listed on the Luxembourg Stock Exchange.

Payments of Principal and Interest

Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “—Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “—Definitive Notes and Paying Agents.”

Unless otherwise specified in connection with a particular offering of debt securities, interest on the debt securities will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the debt security was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the debt security was issued.
Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the debt security was issued.
Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the debt security was issued.

Unless otherwise specified in connection with a particular offering of debt securities, all payments of interest on debt securities paying a fixed rate of interest (“fixed rate notes”) will be made to the persons in whose names the fixed rate notes are registered at the close of business on the first Business Day of the month in which payment is to be made, and all payments of interest on debt securities paying a floating rate of interest (“floating rate notes”) will be made to the persons in whose names the floating rate notes are registered at the close of business on the Business Day preceding an interest payment date.

If an interest payment date for a fixed rate note or the maturity date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in connection with a particular offering of debt securities, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.

Unless otherwise specified in connection with a particular offering of debt securities, in this section, “Business Day” means any day which is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; (c) in New York and London and which is also a TARGET business day (“TARGET”), in the case of Euro-denominated debt securities. A “TARGET business day” is a day on which TARGET 2 is open for the settlement of payment in Euro, and “TARGET 2” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. Unless otherwise specified in connection with a particular offering of debt securities, in the case of Canadian dollar-denominated debt securities, “Business Day” shall mean any Toronto business day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

Interest Rate Determination

Fixed Rate Notes

Unless otherwise specified in connection with a particular offering of debt securities, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable supplement until its principal amount is paid or made available for payment.

 Unless otherwise specified in connection with a particular offering of debt securities, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on U.S.-dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of ¥1 to be rounded upwards to the nearest ¥1 per debt security. The rounding convention for any other currency will be set forth in the applicable supplement.

Floating Rate Notes

Each floating rate note will bear interest at the interest rate specified in the supplement relating to a particular series of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date.

The first interest period will commence on the day the floating rate notes are issued and will end on the day preceding the next following interest payment date.

The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable supplement, as determined on the relevant interest determination date (defined below for each base rate), plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement and the spread multiplier is the percentage specified in the applicable supplement.

Each floating rate note will bear interest for each interest period at a rate determined by Citibank, N.A., acting as calculation agent. Promptly upon determination, the calculation agent will inform the trustee and Citigroup of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Citigroup. As long as the floating rate notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange shall be notified of the interest rate, the amount of the interest payment and the interest payment date for a particular interest period not later than the first day of such interest period. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

The applicable supplement will designate one of the following base rates as applicable to an offering of floating rate notes:

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	EURIBOR;

•	CDOR; or

•	such other rate or interest rate formula as is set forth in the applicable supplement and in such floating rate note.

The following terms are used in describing the various base rates:

 The “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Federal Reserve.

“H.15 Daily Update” means the daily update of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update or any successor site or publication.

Unless otherwise specified in connection with a particular offering of debt securities, in this section, business day means:

•	for any floating rate note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York City, London, or the place in which the floating rate note or its coupon is to be presented for payment;

•	for LIBOR floating rate notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

•	for floating rate notes having a specified currency other than U.S. dollars only, other than Euro-denominated floating rate notes, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

•	for EURIBOR floating rate notes and Euro-denominated floating rate notes, a TARGET business day.

As used above, a “principal financial center” means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars, New Zealand dollars and Swiss francs, the principal financial center may be specified in the applicable supplement as Sydney, Toronto, Auckland and Zurich, respectively.

Unless otherwise specified in connection with a particular offering of debt securities, each of the following base rates will be determined by the calculation agent as described below. Unless otherwise specified in connection with a particular offering of debt securities, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

LIBOR Notes. Each LIBOR note will bear interest for each interest period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine LIBOR on each interest determination date. The interest determination date is the second London business day prior to each interest period.

On an interest determination date, the calculation agent will determine LIBOR for each interest period as follows.

The calculation agent will determine the offered rates for deposits in a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency for the period of the index maturity specified in the applicable supplement commencing on the interest determination date, which appear on the “designated LIBOR page” at approximately 11:00 a.m., London time, on that date.

•	If “Reuters LIBOR01” is designated, or if no LIBOR page is specified in the applicable supplement as the method for calculating LIBOR, “designated LIBOR page” means the display on Reuters 3000 Xtra Service (“Reuters”) on page LIBOR01 for the purpose of displaying the London interbank offered rates of major banks for the specified currency. If the relevant Reuters page is replaced by another page, or if Reuters is replaced by a successor service, then “Reuters LIBOR01” means the replacement page or service selected to display the London interbank offered rates of major banks for the specified currency.

If LIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine LIBOR as follows.

•	The calculation agent (after consultation with Citigroup) will select four major banks in the London interbank market.

•	The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, LIBOR for the interest period will be the arithmetic average of those quotations.

(2)	If fewer than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in New York City and follow the steps in the two bullet points below.

•	The calculation agent will then determine LIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the interest determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest period will be the same as for the immediately preceding interest period.

Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable supplement.

The calculation agent will determine the Treasury Rate on each interest determination date. The interest determination date for each interest period will be the day of the week in which the beginning of that interest period falls on which treasury securities are normally auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the Friday of the week preceding an interest period, that Friday will be the interest determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest determination date for a Treasury Rate note, then that interest determination date will instead be the business day immediately following the auction date.

Unless “Constant Maturity” is specified in the applicable supplement, the Treasury Rate for each interest period will be the rate for the auction held on the Treasury Rate determination date for such interest period of treasury securities (as defined below) as such rate appears on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION10”) or page USAUCTION11 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION11” opposite the caption “INVEST RATE.” Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable Note or supplement.

If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

(1)	If the Treasury rate is not published prior to 3:00 p.m., New York City time on the earlier of 1) the tenth calendar day after the interest determination date or, if that day is not a business day, the next succeeding business day, or 2) the business day immediately preceding the applicable interest payment date or maturity date, as the case may be (the “calculation date”), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Auction High” on the interest determination date.

(2)	If the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on the interest determination date.

(3)	If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the interest determination date of the applicable treasury securities published in H.15(519) opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)	If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the calculation date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market” on the interest determination date.

(5)	If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three primary United States government securities dealers selected by the calculation agent (after consultation with Citigroup), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable supplement.

(6)	If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no preceding interest period, the Treasury Rate will be the initial interest rate.

Bond Equivalent Yield will be expressed as a percentage and calculated as follows:

Bond Equivalent Yield	=	D × N	× 100
360 – (D × M)

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable supplement.

The calculation agent will determine the Prime Rate for each interest period on each interest determination date. The interest determination date is the second business day prior to each interest period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) opposite the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above.

•	If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date that is published in the H.15 Daily Update other recognized electronic source used for the purpose of displaying that rate, opposite the caption “Bank Prime Loan.”

•	If the rate referred to above is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the USPRIME1 page (or such other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the interest determination date.

•	If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City (after consultation with Citigroup). The Prime Rate will be the arithmetic average of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the interest determination date.

•	If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate for the immediately preceding interest period, or if there was no interest period, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME1 page” means the display which appears on the display on Reuters (or any successor service) as page “USPRIME1” (or any other page as may replace such page), for the purpose of displaying prime rates or base lending rates of major United States banks.

EURIBOR Notes. Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine EURIBOR on each interest determination date. The interest determination date is the second TARGET business day prior to each interest period.

On an interest determination date, the calculation agent will determine EURIBOR for each interest period as follows.

The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable supplement, in amounts of at least €1,000,000, commencing on the interest determination date, which appears on the display on Reuters (or any successor service) on EURIBOR1 (or any other page as may replace such page on such service) as of 11:00 a.m., Brussels time, on that date.

If EURIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine EURIBOR as follows.

•	The calculation agent (after consultation with Citigroup) will select four major banks in the Euro-zone interbank market.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least €1,000,000 that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, EURIBOR will be the arithmetic average of those quotations.

(2)	If less than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in the Euro-zone and follow the steps in the two bullet points below.

•	The calculation agent will then determine EURIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least €1,000,000 that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period.

“Euro-zone” means the region comprised of member states of the European Union that adopted the Euro as their single currency.

CDOR Rate Notes. Each CDOR note will bear interest for each interest period at an interest rate equal to the Canadian dollar three-month Banker’s Acceptance Rate (“CDOR”) and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

The following procedures will be followed if CDOR cannot be determined as described above.

•	If the rate is not published prior to 10:00 a.m., Toronto time, on the interest determination date, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date.

•	If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•	If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

Floating/Fixed Rate Notes. The applicable supplement may provide that a debt security will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the debt security will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified herein and in the applicable supplement.

Dual Currency Debt Securities

Citigroup may from time to time offer dual currency debt securities on which Citigroup has the option of making all payments of principal and interest on such debt securities, the payments on which would otherwise be made in the specified currency of those debt securities, in the optional payment currency specified in the applicable supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable supplement.

The supplement for each issuance of dual currency debt securities will specify, among other things, the specified currency; the optional payment currency; and the designated exchange rate. The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency debt securities. Each option election date will be a particular number of days before an interest payment date or maturity, as set forth in the applicable supplement. Each option election date will be the date on which Citigroup may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

If Citigroup makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable supplement. Unless otherwise specified in connection with a particular offering of debt securities, if such an election is made, notice of the election will be provided in accordance with the terms of the dual currency debt securities within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Unless otherwise specified in the applicable supplement, any such notice by Citigroup, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup had made the payment in the specified currency.

For United States federal income tax purposes, holders of dual currency debt securities may need to comply with rules which differ from the general rules applicable to holders of other types of debt securities offered by this prospectus. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency debt securities will be set forth in the applicable supplement.

Extension of Maturity

If so stated in the supplement relating to a particular offering of debt securities, Citigroup may extend the stated maturity of those debt securities for an extension period. Unless otherwise specified in connection with a particular offering of debt securities, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the supplement.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may exercise its option for a particular offering of debt securities by notifying the trustee for that series at least 45 but not more than 60 days prior to the original stated maturity of the debt security. Not later than 40 days prior to the original stated maturity of the debt security, the trustee for the debt securities will provide notice of the extension to the holder, in accordance with “—Book-Entry Procedures and Settlement—Notices” below. The extension notice will set forth among other items: the election of Citigroup to extend the stated maturity of the debt security; the new stated maturity; in the case of a fixed rate note, the interest rate applicable to the extension period; in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

Unless otherwise specified in connection with a particular offering of debt securities, upon the provision by such trustee of an extension notice in accordance with “Book-Entry Procedures and Settlement—Notices” below, the stated maturity of the debt security will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the debt security will have the same terms as prior to the extension notice.

Despite the foregoing and unless otherwise specified in connection with a particular offering of debt securities, not later than 20 days prior to the original stated maturity of the debt security, Citigroup may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the debt security and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Citigroup may so act by causing the trustee for the debt security to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with “—Book-Entry Procedures and Settlement—Notices” below, to the holder of the debt security. Unless otherwise specified in connection with a particular offering of debt securities, the notice will be irrevocable. Unless otherwise specified in connection with a particular offering of debt securities, all debt securities for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

If so stated in the supplement relating to a particular offering of debt securities, the holder of a debt security of which Citigroup elects to extend maturity may have the option of early redemption, repayment or repurchase.

Listing

Unless otherwise specified in connection with a particular offering of debt securities, application will be made to list and trade the debt securities on the regulated market of the Luxembourg Stock Exchange.

Directive 2006/43/EC of the European Parliament and of the Council of 17 May 2006 on statutory audits of annual accounts and consolidate accounts, (the “Statutory Audit Directive”) entered into force on 29 June 2006. It requires member states to take measures necessary to comply with the Statutory Audit Directive by 29 June 2008.

Amongst other things the Statutory Audit Directive requires that, where an issuer’s securities are admitted to trading on a regulated market in any member state of the European Economic Area (the “EEA”) and its auditor is from a country outside the EEA then, unless covered by an exemption or derogation, that auditor must be registered in that member state and be subject to that member state’s system of oversight, quality assurance, investigation and penalties. The Statutory Audit Directive further provides that audit reports issued by auditors from countries outside the EEA which are not so registered (or covered by an exemption or derogation) shall have no legal effect in the relevant member state.

As a result of having securities admitted to trading on the Regulated Market of the Luxembourg Stock Exchange, Citigroup will be required by Directive 2004/109/EC of the European Parliament and of the Council of 15 December 2004 on the harmonization of transparency requirements in relation to information about issuers whose securities are admitted to trading on a regulated market (the “Transparency Directive”) and implementing measures in Luxembourg to publish at the latest four months after the end of each of its financial years an annual financial report containing, amongst other things, its audited financial statements.

On May 27, 2008, the European Commission published a draft Decision proposing a period of transitional relief to run from 29 June 2008 to 1 July 2010. According to the proposal, during this period auditors from certain countries outside the EEA need not be registered in accordance with the Statutory Audit Directive provided that the auditor supplies the competent authority in the relevant member state with certain information.

Citigroup’s auditors are registered pursuant to the Statutory Audit Directive and implementing measures (or covered by an exemption or derogation) in Luxembourg, but the proposed transitional relief is available to them. By the date on which Citigroup will be obliged pursuant to the Transparency Directive and implementing measures in Luxembourg to publish its first annual financial report after the date of expiration of the proposed transitional relief Citigroup may determine that, as a result of the Statutory Audit Directive, the Transparency Directive or implementing measures in Luxembourg, it has become impracticable or unduly burdensome to maintain the admission of securities to trading on the regulated market of the Luxembourg Stock Exchange. In such event Citigroup may seek an alternative admission to listing, trading and/or quotation for the Notes on a different market segment of the Luxembourg stock exchange or by such other competent authority, stock exchange and/or quotation system inside or outside the EEA as it may decide.

If such an alternative admission is not available to Citigroup or is, in Citigroup’s opinion, unduly burdensome, an alternative admission may not be obtained. Notice of any de-listing and/or alternative admission will be given as described under “—Book-Entry Procedures and Settlement—Notices” below.

Payment of Additional Amounts

Obligation to Pay Additional Amounts

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will pay additional amounts to the beneficial owner of any debt security that is a non-United States person in order to ensure that every net payment on such debt security will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a “net payment” on a debt security means a payment by Citigroup or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the debt security.

Exceptions

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

(1)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past; or

•	having or having had a permanent establishment in the United States.

(3)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

•	personal holding company;

•	foreign private foundation or other foreign tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid United States federal income tax.

(4)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote or by reason of the beneficial owner being a bank that has invested in a debt security as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, “beneficial owner” means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(5)	Additional amounts will not be payable to any beneficial owner of a debt security that is a:

•	fiduciary;

•	partnership;

•	limited liability company; or

•	other fiscally transparent entity

or that is not the sole beneficial owner of the debt security, or any portion of the debt security. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

(6)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

(7)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by Citigroup or a paying agent.

(8)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(9)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(10)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, withholding, deduction or other governmental charge.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

(12)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See “—EU Directive on the Taxation of Savings Income” below.

(13)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section (“Payment of Additional Amounts”) and under “—Redemption for Tax Purposes” below, Citigroup will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

Relevant Definitions

As used in this prospectus, “United States person” means:

•	any individual who is a citizen or resident of the United States;

•	any corporation, partnership or other entity treated as a corporation or a partnership created or organized in or under the laws of the United States or any political subdivision thereof;

•	any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and

•	any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

Additionally, “non-United States person” means a person who is not a United States person, and “United States” means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

Redemption for Tax Purposes

Redemption Procedure

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may, at its option, redeem a series of debt securities as a whole, but not in part, on not less than 30 nor more than 60 days’ prior notice, only in the circumstances described in items (1) or (2) below under “—Redemption Circumstances.” To redeem, Citigroup must pay a redemption price equal to 100% of the principal amount of the debt securities, together with accrued interest to the redemption date.

Redemption Circumstances

Unless otherwise specified in connection with a particular offering of debt securities, there are two sets of circumstances in which Citigroup may redeem the debt securities in the manner described above under “—Redemption Procedure”:

(1)	Citigroup may redeem a series of debt securities if:

•	Citigroup becomes or will become obligated to pay additional amounts as described under “—Payment of Additional Amounts” above;

•	the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of the supplement relating to the original issuance of notes which form a series; and

•	Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup.

(2)	Citigroup may also redeem a series of debt securities if:

•	any act is taken by a taxing authority of the United States on or after the date of the supplement relating to the original issuance of notes which form a series, whether or not such act is taken in relation to Citigroup or any subsidiary, that results in a substantial probability that Citigroup will or may be required to pay additional amounts as described under “—Payment of Additional Amounts” above;

•	Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup; and

•	Citigroup receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that Citigroup will or may be required to pay the additional amounts described under “—Payment of Additional Amounts” above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Citigroup is entitled to redeem a series of debt securities pursuant to their terms.

Book-Entry Procedures and Settlement

Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the relevant trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the relevant trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency—Currency Conversion” below.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)	the depositary is unwilling or unable to continue as depositary for such global security and Citigroup is unable to find a qualified replacement for the depositary within 90 days;

(b)	at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c)	Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise specified in connection with a particular offering of debt securities, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $100,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The Depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under “—Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities under the applicable indenture.

The applicable indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive debt security, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Citigroup’s paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars) and, if the definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg. Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Citigroup’s paying agents. Citigroup also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup’s paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 388 Greenwich Street, 14th Floor, New York, New York. Citigroup’s paying agent in London is Citibank, N.A. London office, located at Citigroup Centre, Canada Square, Canary Wharf, London, England. Citigroup’s paying agent and transfer agent in Luxembourg is Dexia Banque Internationale à Luxembourg S.A., currently located at 69, route d’Esch, L-2953 Luxembourg. As long as the debt securities are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, Citigroup will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in London and Luxembourg. See “—Notices” below.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Citibank, N.A., listed above and, so long as definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the transfer agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Citibank, N.A. and the Luxembourg transfer agent. Upon surrender, Citigroup will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Citibank, N.A. or the Luxembourg transfer agent, as requested by the owner of such new debt securities. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. In addition, so long as the securities are listed on the Luxembourg Stock Exchange, notices will also be made by publication in a leading newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

Governing Law

The senior debt indenture, the subordinated debt indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds

Unless otherwise specified in connection with a particular offering of debt securities, all funds deposited with the relevant trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Citigroup upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Citigroup, and the trustee and paying agents will have no liability therefor.

Prescription

Under New York’s statute of limitations, any legal action to enforce Citigroup’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Citigroup’s payment obligations will generally become unenforceable.

EU Directive on the Taxation of Savings Income

Under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system). As indicated above under “—Payment of Additional Amounts—Exceptions”, no additional amounts will be payable with respect to a debt security if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the directive in their particular circumstances.

Senior Debt

The senior debt securities will be issued under the senior debt indenture, will be unsecured obligations of Citigroup and will rank on an equal basis with all other unsecured senior indebtedness of Citigroup, whether existing at the time of issuance or created thereafter.

Subordinated Debt

The subordinated debt securities will be issued under the subordinated debt indenture, will be unsecured obligations of Citigroup, will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all “Senior Indebtedness” (as defined below) of Citigroup and will rank equally with all other unsecured and subordinated indebtedness of Citigroup, whether existing at the time of issuance or created thereafter, other than subordinated indebtedness which is designated as junior to the subordinated debt securities.

If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

•	securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Indebtedness; and

•	payments made from a defeasance trust as described below.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full. (Subordinated Debt Indenture, Section 14.01).

“Senior Indebtedness” means:

(1) the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including all indebtedness (whether now or hereafter outstanding) issued under the senior debt indenture, as the same may be amended, modified or supplemented from time to time;

(2) all capital lease obligations of Citigroup;

(3) all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

(4) all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

(5) all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup whether or not such obligation is assumed by Citigroup; but Senior Indebtedness does not include;

(A) any indebtedness issued prior to July 23, 2004 under the subordinated debt indenture;

(B) any indebtedness issued by Citigroup under an indenture with Bank One Trust Company, N.A., dated as of July 17, 1998, as supplemented;

(C) any indebtedness issued to a Citigroup Trust before May 31, 2004 under the indenture, dated as of October 7, 1996, between Citigroup and JPMorgan Chase Bank, as supplemented (the “1996 junior subordinated debt indenture”);

(D) any guarantee entered into by Citigroup before May 31, 2004 in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust to which Citigroup issued any indebtedness under the 1996 junior subordinated debt indenture; and

(E) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with the subordinated debt securities and the issuance of which (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the subordinated debt securities from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System.

“Citigroup Trust” means each of Citigroup Capital III, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII, Citigroup Capital XIII, Citigroup Capital XIV, Citigroup Capital XV, Citigroup Capital XVI, Citigroup Capital XVII, Citigroup Capital XVIII, Citigroup Capital XIX, Citigroup Capital XX, Citigroup Capital XXI, Citigroup Capital XXII, Citigroup Capital XXIII, Citigroup Capital XXIV, Citigroup Capital XXV, Citigroup Capital XXXII and Citigroup Capital XXXIII, each a Delaware statutory trust, or any other similar trust created for the purpose of issuing preferred securities in connection with the issuances of junior subordinated debt securities under the indenture, the junior subordinated debt indentures or the junior junior subordinated debt indentures.

Covenants

Limitations on Liens. The senior debt indenture provides that Citigroup will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of senior debt securities and, at Citigroup’s option, any other senior indebtedness ranking equally with such series of senior debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Senior Debt Indenture, Section 5.04). The subordinated debt indenture does not contain a similar provision.

“Significant Subsidiary” means a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

•	Citigroup’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•	Citigroup’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•	Citigroup’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of Citigroup and its Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Senior Debt Indenture, Sections 1.02 and 5.04).

Limitations on Mergers and Sales of Assets. The indentures provide that Citigroup will not merge or consolidate with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

•	either (1) Citigroup is the continuing corporation, or (2) the successor corporation, if other than Citigroup, expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture; and

•	in the case of the senior debt indenture or if provided in the applicable supplement for a series of subordinated debt, immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Senior Debt Indenture, Sections 5.05 and 14.01; Subordinated Debt Indenture, Section 15.01).

Limitations on Future Issuances of Subordinated Debt Securities under the Subordinated Debt Indenture. The subordinated debt indenture provides that any subordinated debt securities issued under the subordinated debt indenture shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Federal Reserve System or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve System.

Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indentures

Under the indentures, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

Citigroup and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

No such modification may, without the consent of the holder of each security so affected:

•	change the fixed maturity of any such securities;

•	reduce the rate of interest on such securities;

•	reduce the principal amount of such securities or the premium, if any, on such securities;

•	reduce the amount of the principal of any securities issued originally at a discount;

•	change the currency in which any such securities are payable; or

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities.

In addition, no such modification may:

•	reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

•	change, without the written consent of the trustee, the rights, duties or immunities of the trustee (Sections 13.01 and 13.02).

In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 13.02).

Events of Default and Defaults

Events of default under the senior debt indenture and defaults under the subordinated debt indenture are:

•	failure to pay required interest on any debt security of such series for 30 days;

•	failure to pay principal, other than a scheduled installment payment to a sinking fund or premium, if any, on any debt security of such series when due;

•	failure to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•	failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Senior Debt Indenture, Section 6.01; Subordinated Debt Indenture, Section 6.07).

Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not. There is no event of default, and accordingly there is no right of acceleration, in the case of a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default that is not also an event of default (Subordinated Debt Indenture, Sections 6.01 and 6.02).

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indenture during the preceding year (Senior Debt Indenture, Section 5.06; Subordinated Debt Indenture, Section 5.04).

No event of default regarding one series of senior debt securities issued under the senior debt indenture is necessarily an event of default regarding any other series of senior debt securities (Senior Debt Indenture, Section 6.02).

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it (Section 10.01).

If an event of default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer security and indemnity reasonably satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Section 6.07).

Defeasance

Senior Debt Indenture. Unless otherwise specified in connection with a particular offering of debt securities, after Citigroup has deposited with the trustee cash or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup has deposited with the trustee funds in the currency specified in the applicable supplement or securities of issuers specified in the applicable supplement issued in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of such series when due, then Citigroup, at its option:

•	will be deemed to have paid and satisfied its obligations on all outstanding senior debt securities of such series, which is known as “defeasance and discharge”; or

•	will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such senior debt securities, relating to the senior debt securities of such series, which is known as “covenant defeasance.”

In the case of covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will have no United States federal income tax consequences as a result of such deposit.

When there is a defeasance and discharge, (1) the senior debt indenture will no longer govern the senior debt securities of such series, (2) Citigroup will no longer be liable for payment and (3) the holders of such senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the senior debt securities of such series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options (Senior Debt Indenture, Sections 11.03 and 11.04).

Under current United States federal income tax law, defeasance and discharge should be treated as a taxable exchange of the senior debt securities for an interest in the trust. As a consequence, each holder of the senior debt securities would recognize gain or loss equal to the difference between the value of the holder’s interest in the trust and holder’s adjusted tax basis for the senior debt securities deemed exchanged, except to the extent attributable to accrued but unpaid interest, which will be taxable as ordinary income. Each holder would then be required to include in income his share of any income, gain and loss recognized by the trust. Even though United States federal income tax on the deemed exchange would be imposed on a holder, the holder would not receive any cash until the maturity or an earlier redemption of the senior debt securities, except for any current interest payments. Prospective investors are urged to consult their tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the United States federal income tax law.

Under current United States federal income tax law, a covenant defeasance would not be treated as a taxable exchange of senior debt securities.

Subordinated Debt Indenture. Unless otherwise specified in connection with a particular offering of subordinated debt securities, the defeasance and discharge and covenant defeasance provisions contained in the subordinated debt indenture will apply and are substantially the same as those described above for the senior debt indenture (Subordinated Debt Indenture, Sections 11.01, 11.02, 11.03, 11.04 and 11.05).

Under the subordinated debt indenture, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the subordinated debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and that United States federal income tax would be imposed on the holders in the same manner as if such defeasance and discharge had not occurred. In the case of a defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service.

Concerning the Trustees

Citigroup has had and may continue to have banking relationships with the trustees in the ordinary course of business.

UNITED STATES FEDERAL TAX CONSIDERATIONS

Prospective investors should note that the discussion under the section called “United States Federal Tax Considerations” in the accompanying prospectus supplement generally does not apply to the C-Tracks issued under this pricing supplement and is superseded by the following discussion.

The following is a discussion of the material U.S. federal income and certain estate tax consequences of ownership and disposition of the C-Tracks. It applies to you only if you purchase a C-Track for cash and hold it as a capital asset within the meaning of Section 1221 of the Code.

This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the C-Tracks;

•	a person holding the C-Tracks as part of a “straddle,” or conversion transaction or one who enters into a “constructive sale” with respect to a C-Track;

•	a person subject to the alternative minimum tax;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds C-Tracks, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding C-Tracks or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of C-Tracks to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local, or non-U.S. tax laws, the potential application of the Medicare contribution tax or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the C-Tracks) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the C-Tracks

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, it is more likely than not that a C-Track will be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a C-Track, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. However, as discussed below under “Tax Consequences to U.S. Holders—Coupon Payments,” the tax treatment of the associated coupons is unclear. Further, significant aspects of the treatment of the C-Tracks are uncertain, and the IRS or a court might not agree with the treatment described herein.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the C-Tracks or similar instruments, significant aspects of the treatment of an investment in the C-Tracks are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described above. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the C-Tracks and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise indicated, the following discussion is based on the treatment of the C-Tracks as prepaid forward contracts.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a C-Track that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Coupon Payments. There is no direct authority under current law addressing the proper tax treatment of the coupon payments on the C-Tracks or on instruments similar to the C-Tracks. In determining our information reporting responsibilities in respect of the C-Tracks, if any, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any coupon payments on the C-Tracks as ordinary income. You should consult your tax adviser regarding the tax treatment of the coupon payments. The following discussion assumes this treatment is respected, except where otherwise noted.

Taxable Disposition of the C-Tracks. Upon a taxable disposition (including a sale, exchange or retirement) of a C-Track, you should recognize gain or loss equal to the difference between the amount realized (other than any coupon payment received from us, or any amount attributable to an accrued but unpaid coupon, which we intend to treat as described above) and your tax basis in the relevant C-Track. Subject to the discussion below concerning the potential application of Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the C-Track for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Potential Application of Section 1260 of the Code

Purchasing a C-Track may be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain recognized by you in respect of the C-Tracks would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.”  Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held the C-Tracks, and you would be subject to a notional interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is unable to opine as to whether or how these rules will apply to the C-Tracks.

If a C-Track is treated as a “constructive ownership transaction,” there would be a presumption that all long-term capital gain is subject to recharacterization as ordinary income unless the contrary is demonstrated by clear and convincing evidence. It is not clear how the "net underlying long-term capital gain" should be determined under Section 1260 of the Code in the case of an instrument, like the C-Tracks, whose underlying property is rebalanced periodically. One reasonable possibility is that long-term capital gain realized on a sale, exchange or retirement of a C-Track could be recharacterized as ordinary income, and subject to an interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in the MLPs on the issue date and rebalanced your portfolio as and when the Index was rebalanced. The amount of “net underlying long-term capital gain” could be affected by the extent of rebalancing and by factors such as the extent to which the cash distributions made by each constituent MLP to its partners or members are less than or exceed the MLP’s taxable income. Because the relevant information may not be available to you, it may be difficult to establish the amount of “net underlying long-term capital gain” by clear and convincing evidence. Accordingly, it is possible that all or a significant portion of the long-term capital gain recognized on a C-Track will be recharacterized as ordinary income and be subject to an interest charge as described above. You should consult your tax adviser regarding the potential application of the constructive ownership rules to the C-Tracks.

Possible Taxable Event

In the event of a rebalancing of the Index or other change in its composition, or a change in the methodology by which it is calculated, it is possible that the C-Tracks could be treated, in whole or part, as terminated and reissued for U.S. federal income tax purposes.  In such a case, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the C-Tracks. In addition, your tax basis and holding period for your C-Tracks would be affected.

Possible Alternative Tax Treatments of an Investment in the C-Tracks

Alternative U.S. federal income tax treatments of the C-Tracks are possible that, if applied, could materially and adversely affect the timing and/or character of your income, gain or loss. It is possible, for example, that you could be treated as the beneficial owner of the underlying MLPs for U.S. federal income tax purposes. In that event, you would be required to recognize your allocable share of the taxable income earned by the MLPs, which might in a particular taxable year be greater than the amount of cash payments you receive on the C-Tracks in that year. Accordingly, your tax consequences might be significantly affected, and additional reporting and filing requirements would generally apply.

It is also possible that the C-Tracks could be treated as debt instruments issued by us. Under this treatment, the C-Tracks would be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In this case, regardless of your method of tax accounting for U.S. federal income tax purposes, you would generally be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the C-Tracks, in each year that you held the C-Tracks. In addition, any gain on the sale, exchange or retirement of the C-Tracks would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the C-Tracks could also affect the timing and character of income or loss with respect to the C-Tracks. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the C-Tracks, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the C-Tracks and potential changes in applicable law.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a C-Track that is:

•	an individual who is classified as a nonresident alien individual;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a “Non-U.S. Holder” for the purposes of this discussion if you are (i) an individual present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a holder, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the C-Tracks to you.

Withholding Tax on the C-Tracks

Payments on the C-Tracks are potentially subject to U.S. federal withholding tax under two regimes described below:

•	Section 871(m) Withholding. Section 871(m) of the Code requires withholding at a rate of 30% (or lower treaty rate) in respect of amounts treated as attributable to dividends from U.S. stocks (“dividend equivalents”). Section 871(m) generally applies to "equity linked instruments" issued, or treated as issued, on or after January 1, 2017, subject to an exception for certain instruments that is not relevant to C-Tracks.

•	FDAP Withholding. Under U.S. federal income tax law, payments of "fixed or determinable annual or periodical" income ("FDAP Income") are generally subject to a 30% withholding tax, unless reduced by an applicable treaty. While FDAP Income includes dividend equivalents, it also includes certain other items of income that do not fall within a specific category.

Although Section 871(m) withholding generally applies only to instruments linked to stock of one or more U.S. corporations, it also applies to an instrument linked to an interest in a partnership if the relevant partnership holds, directly or indirectly, stock of U.S. corporations meeting a minimum size threshold. In that event, a dividend paid by the U.S. corporation (an “underlying dividend”) would generally give rise to a dividend equivalent. Because we are unable to determine whether the MLPs underlying the C-Tracks hold corporate stock satisfying the minimum size threshold, beginning in 2017 we have generally treated any C-Tracks as being subject to withholding under Section 871(m) assuming they are not “grandfathered” for purposes of these rules.

However, even assuming this treatment, the amount and timing of the dividend equivalent amounts in respect of each MLP would be unclear, because (i) we do not anticipate being able to obtain the required information from the MLP until after the end of the year in which the underlying dividend payments are made and (ii) the information we do ultimately obtain regarding the underlying dividends may be incomplete.

In light of this uncertainty, absent further guidance from the IRS or other market developments that enable us to determine the dividend equivalent amounts at the time the underlying dividends are paid, we intend to treat the entire amount of each coupon payment as the payment of a dividend equivalent amount and, if we are the applicable withholding agent, to withhold accordingly.

However, because the interaction under the applicable regulations between the Section 871(m) withholding requirements and the FDAP withholding requirements is not clear, the IRS or a withholding agent may take the position that a Non-U.S. Holder should be subject to tax at a different time or in different amounts. For example, even if a Non-U.S. Holder is eligible for a reduced rate of withholding on dividend equivalent income under a relevant treaty, an applicable withholding agent may withhold on coupon payments at the full 30% rate. It is also possible that a withholding agent will take the position that FDAP withholding applies in addition to Section 871(m) withholding, in which case (i) more than 30% of each coupon could be subject to withholding or (ii) the withholding agent might withhold amounts from gross proceeds of the Non-U.S. Holder’s disposition of the C-Tracks.

Upon request, we will make available to holders of C-Tracks any information we obtain from the MLPs regarding the amount and timing of the underlying dividends. A Non-U.S. Holder would generally be required to file a U.S. federal income tax return to obtain a refund, if available, in respect of amounts withheld. However, for the reasons described above regarding the interaction between Section 871(m) and FDAP Income, it is unclear whether a Non-U.S. Holder would be eligible for a refund of any portion of the amounts withheld, even if the underlying dividends in a year are less than the coupon payments for the year. Also, it is possible that the underlying dividends in a year could exceed the coupon payments in the year, in which case the Non-U.S. Holder could owe additional U.S. federal income taxes. Non-U.S. Holders should consult their tax advisers regarding these issues.

In some circumstances, a C-Track issued prior to 2017 may be treated as terminated and reissued for U.S. federal income tax purposes, in which case it would lose its “grandfathered” status under Section 871(m). See, e.g., “Tax Consequences to U.S. Holders—Possible Taxable Event,” above. Also, for instance, C-Tracks held by our affiliate, Citigroup Global Markets Inc. could be treated as if they were deemed to be reissued for purposes of these rules when resold to a purchaser in 2017 or later. Accordingly, there is significant risk that a Non-U.S. Holder will be subject to withholding under Section 871(m) if it cannot establish to the satisfaction of the applicable withholding agent that its C-Tracks are “grandfathered,” in which case the Non-U.S. Holder would need to file a U.S. federal income tax return to claim a refund. However, a refund may not be available even with respect to a “grandfathered” C-Track, because the FDAP withholding tax regime would potentially continue to apply.

We will not pay additional amounts with respect to any withholding taxes. You should consult your tax adviser regarding the possible withholding tax consequences to you in light of the issues discussed above.

Taxable Disposition of the C-Tracks

Subject to the discussions above and below under “Withholding Tax on the C-Tracks,” “FIRPTA” and “FATCA,” based on the tax treatment described above, you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you upon a sale, exchange or retirement of the C-Tracks (other than any coupon payment received from us, or any amount attributable to an accrued but unpaid coupon, which we intend to treat as subject to withholding) provided that (i) income in respect of the C-Tracks is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

If you are engaged in a U.S. trade or business, and if income from the C-Tracks is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments

As described above under “Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the C-Tracks,” alternative U.S. federal income tax treatments of the C-Tracks are possible. For example, it is possible that you could be treated as the beneficial owner of the MLPs for U.S. federal income tax purposes. In that event, you would generally be treated as earning income that is “effectively connected” with the conduct of a United States trade or business to the extent of your share of such income earned by the MLPs. Also, if you are a corporation, you might be subject to a 30% (or lower treaty rate) branch profits tax. As a result, your tax consequences might be significantly and adversely affected, and you would generally be required to file a U.S. federal income tax return for the taxable years in which you were treated as owning units of the MLPs.

Subject to the discussions above and below under “Withholding Tax on the C-Tracks,” “FIRPTA” and “FATCA,” if all or any portion of a C-Track were recharacterized as a debt instrument, any payment made to you with respect to the C-Track generally would not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the C-Track is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the C-Tracks are also possible. Moreover, as discussed above under “Tax Consequences to U.S. Holders – Possible Alternative Tax Treatments of an Investment in the C-Tracks,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the C-Tracks, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the C-Tracks and potential changes in applicable law. If withholding applies to the C-Tracks, we will not be required to pay any additional amounts with respect to amounts withheld.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests (each, a “United States real property interest”) in entities that beneficially own significant amounts of United States real property, which may well include some or all of the MLPs. Under the FIRPTA rules, assuming the C-Tracks are “regularly traded on an established securities market,” a Non-U.S. Holder that owns, or is treated as owning under attribution rules, more than 5% of the outstanding C-Tracks may be treated as owning a “United States real property interest.” In that case, any gain from the sale, exchange or retirement of the C-Tracks would be subject to U.S. federal income tax and would be required to be reported by you on a U.S. federal income tax return, generally in the same manner as if you were a U.S. Holder. Although the matter is not clear, if you are a corporation and if the FIRPTA rules were to apply to your gain on the disposition of a C-Track, you might also be subject to a 30% (or lower treaty rate) branch profits tax on your gain.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a C-Track may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the C-Tracks.

Information Reporting and Backup Withholding

Payments on the C-Tracks and amounts received on the sale, exchange or retirement of the C-Tracks may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or dividend equivalents or other U.S.-source FDAP Income. Although the application of these rules to the C-Tracks is not clear because the U.S. federal income tax treatment of the C-Tracks is uncertain, it is likely that these rules will apply to all or a portion of the coupon payments on the C-Tracks. While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If withholding applies to the C-Tracks, we will not be required to pay any additional amounts with respect to amounts withheld. You should consult your tax adviser regarding FATCA, including the availability of certain refunds or credits.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the C-Tracks.

Prospective investors in the C-Tracks should consult their tax advisers regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the C-Tracks and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

As of April 1, 2020, there were $85,875,000 in stated principal amount of the C-Tracks issued and outstanding (3,435,000 C-Tracks), which includes $14,930,425 in stated principal amount of C-Tracks (597,217 C-Tracks) outstanding and held by the public and $70,944,575 in stated principal amount of C-Tracks (2,837,783 C-Tracks) outstanding and held by CGMI. We announced on June 15, 2015 that we do not intend to issue any additional C-Tracks. However, CGMI may continue to sell any C-Tracks that it now holds or in the future may acquire, or it may decide to discontinue additional sales of C-Tracks at any time. These include C-Tracks issued by us prior to June 15, 2015 and not yet sold to the public as well as C-Tracks previously issued by us that CGMI may repurchase from the public from time to time. See “Risk Factors Relating to the C-Tracks— Risks Relating to the C-Tracks Generally—We do not intend to issue any additional C-Tracks, and CGMI may stop selling C-Tracks at any time, which may cause the C-Tracks to trade at a significant premium, which could be reduced or eliminated at any time.”

CGMI may sell C-Tracks to affiliated or unaffiliated dealers and to investors at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will not pay any commissions or underwriting fees to CGMI or to any other affiliated or unaffiliated dealers. CGMI may sell the C-Tracks to affiliated or unaffiliated dealers as principal, and such dealers may then resell C-Tracks to the public at varying prices that the dealers will determine at the time of resale. In addition, CGMI and such dealers may make a market in the C-Tracks, although they are not obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the prospectus supplement and prospectus) may be used by CGMI and by such dealers in connection with market-making transactions. In these transactions, CGMI or such dealers may resell a C-Track covered by this pricing supplement that they acquire from us, CGMI or other holders after the original offering and sale of the C-Tracks, or they may sell a C-Track covered by this pricing supplement in short sale transactions. This pricing supplement will be deemed to cover any short sales of C-Tracks by market participants who cover their short positions with C-Tracks borrowed or acquired from our affiliates in the manner described above.

With respect to each C-Track sold to investors, CGMI and other affiliates of ours will be entitled to receive the Accrued Investor Fee and any Redemption Charge. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the C-Tracks declines.

C-Tracks may be delivered against payment therefor on a date that is more than two Business Days following the date of sale of any C-Tracks. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in C-Tracks that are to be settled more than two Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The original issue date of the C-Tracks was September 30, 2013, the third Business Day following the Inception Date.

Dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the C-Tracks in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”), including, among other activities, if dealers and other persons make short sales of the C-Tracks and may cover such short positions by borrowing C-Tracks from our affiliates or by purchasing C-Tracks from our affiliates subject to our affiliates’ obligation to repurchase such C-Tracks at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act.

In order to hedge its obligations under the C-Tracks, Citigroup Inc. has entered into and will enter into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to the section “Risk Factors Relating to the C-Tracks—The level of the Index may be affected by our or our affiliates’ hedging and other trading activities” in this pricing supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

CGMI is an affiliate of Citigroup Inc. Accordingly, the offering will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Conduct Rules adopted by the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc., its subsidiaries or affiliates of its subsidiaries have investment discretion are not permitted to purchase the C-Tracks, either directly or indirectly, without the prior written consent of the client.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the C-Tracks.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans.  As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans.  Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the C-Tracks by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the C-Tracks.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the C-Tracks and related lending transactions, provided that neither the issuer of the C-Tracks nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the C-Tracks.

Accordingly, the C-Tracks may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the C-Tracks will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the C-Tracks or any interest therein will be deemed to have represented by its purchase or holding of the C-Tracks that (a) it is not a Plan and its purchase and holding of the C-Tracks is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the C-Tracks will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the C-Tracks shall be required to represent (and deemed to have represented by its purchase of the C-Tracks) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the C-Tracks on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The C-Tracks are contractual financial instruments.  The financial exposure provided by the C-Tracks is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the C-Tracks.  The C-Tracks have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the C-Tracks.

Each purchaser or holder of any C-Tracks acknowledges and agrees that:

(i)      the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the C-Tracks, (B) the purchaser or holder’s investment in the C-Tracks, or (C) the exercise of or failure to exercise any rights we have under or with respect to the C-Tracks;

(ii)     we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the C-Tracks and (B) all hedging transactions in connection with our obligations under the C-Tracks;

(iii)    any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)    our interests are adverse to the interests of the purchaser or holder; and

(v)     neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the C-Tracks has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the C-Tracks does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any C-Tracks to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the C-Tracks if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of C-Tracks by the account, plan or annuity.

VALIDITY OF THE C-TRACKS

Restated below are the opinions of Davis Polk & Wardwell LLP, as our special products counsel, and Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc., included in Pricing Supplement No. 2013—CMTNH0176/A/1 dated December 10, 2013 relating to the C-Tracks offered by that Pricing Supplement, which includes all of the C-Tracks offered by this pricing supplement:

“In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Inc., when the C-Tracks offered by this pricing supplement have been executed and issued by Citigroup Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such C-Tracks will be valid and binding obligations of Citigroup Inc., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the C-Tracks.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinion set forth below of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated November 13, 2013, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on November 13, 2013, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of the trustee and that none of the terms of the C-Tracks nor the issuance and delivery of the C-Tracks, nor the compliance by Citigroup Inc. with the terms of the C-Tracks, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Inc. or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Inc.

In the opinion of Michael J. Tarpley, Associate General Counsel–Capital Markets of Citigroup Inc., (i) the terms of the C-Tracks offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the issuance and sale of such C-Tracks and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed, and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture and of the C-Tracks offered by this pricing supplement by Citigroup Inc., and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Michael J. Tarpley, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.”

ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

Citigroup Global Markets Inc. (“CGMI”)

Fax: (646) 328-2816

Re:	C-Tracks Exchange-Traded Notes Based on the Performance of the Miller/Howard MLP Fundamental Index Due September 28, 2023

Ladies and Gentlemen:

The undersigned beneficial owner of C-Tracks Exchange-Traded Notes Based on the Performance of the Miller/Howard MLP Fundamental Index Due September 28, 2023, issued by Citigroup Inc., CUSIP No. 17321F201 (the “C-Tracks”), hereby irrevocably offers to CGMI the right to redeem, on the Redemption Date set forth herein, with respect to the number of the C-Tracks indicated below as described in the Pricing Supplement dated April 6, 2020 relating to the C-Tracks (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

Name of beneficial holder:
[insert name of beneficial owner]

Stated principal amount of C-Tracks offered for redemption (you must offer at least 50,000 C-Tracks at one time for your offer to be valid. The Trading Day immediately succeeding the date you offered your C-Tracks for redemption will be the Valuation Date applicable to such redemption. If on any Trading Day that was to be a Valuation Date (but for this sentence) a Market Disruption Event occurs or is continuing, we may postpone the applicable Valuation Date to the next Trading Day on which there is no Market Disruption Event. However, in no event will the applicable Valuation Date be postponed for more than five Trading Days or beyond the scheduled Trading Day immediately preceding the Final Valuation Period Start Date):

[insert principal amount of C-Tracks offered for redemption by CGMI]

Applicable Valuation Date:	,	20

Applicable Redemption Date:	,	20
	[insert a date that is three business days following the applicable valuation date]
Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

A-1

My C-Tracks are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your C-Tracks):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the C-Tracks specified above will not be repurchased unless (a) this Offer for Redemption, as completed and signed by the DTC Participant through which my C-Tracks are held (the “DTC Participant”), is delivered to CGMI, (b) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable Valuation Date facing Citigroup Global Markets Inc. DTC 0418, or such other DTC account as specified in the Confirmation, and (c) the DTC Participant instructs DTC to deliver the DVP trade to CGMI as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Date. I also acknowledge that if this Offer for Redemption is received after 4:00 p.m., New York City time, on a Business Day, I will be deemed to have made this Offer for Redemption on the following Business Day.

The undersigned acknowledges that Citigroup Inc. or CGMI will not be responsible for any failure by the DTC Participant through which such undersigned’s C-Tracks are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE C-TRACKS ARE HELD AND DELIVERED TO CGMI BY 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

A-2

BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated:
[insert date]

Citigroup Global Markets Inc. (“CGMI”)

Fax: (646) 328-2816

Re: C-Tracks Exchange-Traded Notes Based on the Performance of the Miller/Howard MLP Fundamental Index Due September 28, 2023

Ladies and Gentlemen:

The undersigned holder of C-Tracks Exchange-Traded Notes Based on the Performance of the Miller/Howard MLP Fundamental Index Due September 28, 2023, issued by Citigroup Inc., CUSIP No. 17321F201 (the “C-Tracks”), hereby irrevocably offers to CGMI the right to redeem, on the Redemption Date of , with respect to the number of the C-Tracks indicated below as described in the Pricing Supplement dated April 6, 2020 relating to the C-Tracks (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (a) book a delivery vs. payment trade on the applicable Valuation Date with respect to the stated principal amount of C-Tracks specified below at a price per C-Track equal to the Redemption Price, facing Citigroup Global Markets Inc. DTC 0418, or such other DTC account as specified in the Confirmation and (b) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Redemption Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Stated principal amount of C-Tracks offered for redemption (you must offer at least 50,000 C-Tracks at one time for your offer to be valid. The Trading Day immediately succeeding the date you offered your C-Tracks for redemption will be the Valuation Date applicable to such redemption. If on any Trading Day that was to be a Valuation Date (but for this sentence) a Market Disruption Event occurs or is continuing, we may postpone the applicable Valuation Date to the next Trading Day on which there is no Market Disruption Event. However, in no event will the applicable Valuation Date be postponed for more than five Trading Days or beyond the scheduled Trading Day immediately preceding the Final Valuation Period Start Date):

[insert principal amount of C-Tracks offered for redemption by CGMI]

DTC # (and any relevant sub-account):

A-3